Registration No. 333-248779

As filed with the Securities and Exchange Commission on December 28, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment no. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CXJ GROUP CO., Limited

(Exact name of registrant as specified in its charter)

Nevada	3714	85-2041913
(State or jurisdiction of Classification Code Number)	(Primary Standard Industrial Identification No.)	(I.R.S. Employer incorporation or organization)

Room 1903-1,No.1 building, Xizi International center, Jianggan District, Hangzhou City, Zhejiang Province, China

Issuer’s telephone number: +86 18668175727

Company email: cxjgroup@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Please send copies of all correspondence to:

McMurdo Law Group, LLC

Matthew McMurdo, Esq.

1185 Avenue of the Americas

3rd Floor

New York, NY 10036

TELEPHONE: (917)-318-2865

Email: matt@nannaronelaw.com

http://www.nannaronelaw.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling shareholders.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ].

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.001 par value	14,100,000	$3.00	42,300,000	5,491

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) of the Securities Act of 1933 based upon the closing sale price of our shares of common stock of 3.00 on August 17, 2020.

(2)	The fee is calculated by multiplying the aggregate offering amount by 0.0001298, pursuant to Section 6(b) of the Securities Act of 1933.

(3)	Includes 10,000,000 shares of common stock that were issued upon conversion of Series A Preferred Stock by Xinrui Wang.

(4)	Includes 3,000,000 shares of common stock that were issued upon the conversion of Series A Preferred Stock sold from Xinrui Wang to Wenbin Mao, who is on the board of director.

(5)	Includes 1,000,000 shares of common stock that were issued upon conversion of Series A Preferred Stock sold from Xinrui Wang to Baiwan Niu, who is on the board of director.

(6)	Includes 100,000 shares of common stock that were issued to New Charles Technology Group Ltd. in exchange for his interest in CXJ Investment Group Company Ltd. of which Mr. Lixin Cai is the sole director and shareholder.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

CXJ GROUP CO., LIMITED

14,100,000 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

This prospectus relates to shares of common stock of CXJ Group Co Limited. which may be offered by the selling shareholders for their own account.

The shares of common stock being offered by the selling shareholders pursuant to this prospectus are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this prospectus. This prospectus has been prepared for the purpose of registering these shares of common stock under the Securities Act to allow for a sale by the selling shareholders to the public without restriction. Each of the selling shareholders and the participating brokers or dealers may be deemed to be an “underwriter” within the meaning of the Securities Act, in which event any profit on the sale of shares by such selling shareholder, and any commissions or discounts received by the brokers or dealers, may be deemed to be underwriting compensation under the Securities Act. The selling shareholders must offer and sell their shares for the fixed price of $1.000 for the duration of the offering.

The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by any of the selling shareholders, and we cannot predict when or in what amounts any of the selling shareholders may sell any of our shares of common stock offered by this prospectus.

Our common stock is quoted on the OTC Pink Marketplace under the symbol “ECXJ.” On October 15, 2020, the closing price of our common stock was $1.01.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from any sale or disposition by the selling shareholders of the shares of our common stock covered by this prospectus. We are paying the expenses incurred in registering the shares.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is December 28, 2020.

CXJ GROUP CO LIMITED.

You should rely only on the information contained in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products and services; the impact of any infringement actions or other litigation brought against us; competition from other providers and products; our ability to develop and commercialize new and improved products and services; our ability to raise capital to fund continuing operations; changes in government regulation that relate to our business, and more specifically, how we market and sell products; our ability to complete customer transactions and capital raising transactions; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

In this Prospectus, the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to CXJ Group Co Limited, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31th. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

Corporate History

CXJ Group Co., Limited (“we”, “us”, the “Company” or “ECXJ”) was originally incorporated in State of Nevada on August 20, 1998 under the name Global II, Inc. In April 2000, Global II acquired all of the outstanding shares of Western Professional Hockey League, Inc. (WPHL) from WPHL Holdings, Inc., a British Columbia, Canada corporation. Contemporaneously with the acquisition of WPHL, we changed our name to Global Entertainment Corporation. Pursuant to a joint operating agreement between us and Central Hockey League Inc. (CHL, Inc.), WPHL operated and managed a minor professional hockey league known as the Central Hockey League.

From 2011 to 2019 the Company was dormant and had no or little operations.

On August 11, 2011, the Company filed a Form 15-12g to suspend its reporting requirements under the Securities Exchange Act.

According to David Lazar, Custodian Ventures LLC became aware of the Company through its own due diligence. Following such, it appeared to Custodian Ventures LLC that the Company would be a good candidate for an investment and reconstitution. Thereafter, Custodian Ventures LLC was appointed custodian of the Company via court order on March 4, 2019. The eight judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for Global Entertainment Corporation, proper notice having been given to the officers and directors of Global Entertainment Corporation. There was no opposition.

On March 05, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

Other than reviving the Company and getting it back to good standing, Mr. Lazar rendered no services to the Company. The request for revival was made by Custodian Ventures, LLC, the custodian of the Company. Custodian Ventures, LLC owned an aggregate of 21,100 shares of pre-split common stock that it purchased on the open market in January and July of 2019.

On June 18, 2019, control of the Company was transferred by Custodian Ventures, LLC to Mr. Xinrui Wang, our director, by selling him 10,000,000 shares of Series A Preferred stock and 17,700,000 shares of common stock for a purchase price of $175,000.

On June 21, 2019, Mr. Lixin Cai was appointed act as the new President, CEO, Secretary and Chairman of the Board of Directors of the Company. On June 21, 2019, Ms. Cuiyao Luo was appointed act as the new CFO, Treasurer and Member of the Board of Directors of the Company. On September 30, 2019, the Company appointed three more members to the Board of Directors of the Company, and they are Mr. Xinrui Wang, Mr. Wenbin Mao and Mr. Baiwan Niu.

Effective July 9, 2019 we changed our name from Global Entertainment Corp. to CXJ Group Co., Limited. On July 12, 2019, the Company effectuated a 1 for 200 reverse stock splits, while the authorized shares of common stock and preferred shares totally had been increased to 500,000,000. As a result of the foregoing we changed our trading symbol from GNTP and began trading as ECXJ on August 5, 2019.

The Company was issued a new CIK number following the name change to CXJ Group Co., Limited. You can find the public filings of Global Entertainment Corp. at https://www.sec.gov/cgi-bin/browse-edgar?CIK=885780.

On October 4, 2019, Mr. Xinrui Wang entered into a Stock Purchase Agreement pursuant to which the he agreed to sell to Mr. Wenbin Mao and Mr. Baiwan Niu (the “Purchasers”), totaling 1,500,000 preferred stock of the Company (“Shares”) owned by the Seller, for an amount of $1,500. On October 8, 2019, Mr. Xinrui Wang, Mr. Wenbin Mao and Mr. Baiwan Niu effectuated a 1 for 10 conversion to convert all their preferred stock totaling 10,000,000 to 100,000,000 common shares. As a result of the conversion, there was no preferred stock outstanding of the Company as of October 8, 2019. On May 28, 2020, we consummated a share exchange pursuant to a Share Exchange Agreement among the Company, CXJ Investment Group Company Limited, a British Virgin Islands Corporation (“CXJ”) and the shareholder of CXJ, pursuant to which we acquired all the ordinary shares of CXJ in exchange for the issuance to the shareholder of CXJ of an aggregate of 1,364,800 shares of the Company. The shareholder a selling shareholder in this prospectus and is an affiliate. As a result of the transactions contemplated by the Share Exchange, CXJ became a wholly-owned subsidiary of the Company.

ECXJ, through its wholly owned subsidiary, CXJ and its subsidiaries and the variable interest entity (“VIE”) own and operate active automobile products trading and services business in the People’s Republic of China. Our business is supporting our alliance with products and technical services enable them to service consumers in China.

Our Company structure is shown in the below chart. The percentages denote ownership.

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CXJ (Shenzhen) Technology Co., Ltd, a Chinese company, a wholly foreign owned enterprise (WFOE), also referred to herein as “CXJSZ”, entered into and consummated an agreement with Mr. Lixin Cai, whereas CXJSZ has the option to purchase all of the equity interests of CXJ Technology (Hang Zhou) Co., Ltd, also referred to herein as “CXJHZ”, a Chinese company, from Mr. Lixin Cai. These equity interests would make up 100% of the equity interests of CXJHZ. CXJ Technology (Hangzhou) Co., Ltd is considered to be a variable interest entity to CXJSZ, and therefore a VIE of the issuer, CXJ Group Co., Ltd, a Nevada company. More information regarding this agreement can be found in below, titled, “VIE Arrangements”.

CXJSZ entered into and consummated an agreement with Mr. Lixin Cai whereas Mr. Lixin Cai has given CXJSZ the right to appoint management of CXJSZ to act as proxy to existing shareholders of CXJHZ. This gives management of CXJSZ the ability to conduct and control company affairs of CXJHZ. Actions which management of CXJSZ may be able to carry out include, but are not limited to, exercising voting rights as proxy of the existing shareholder(s), appointing new directors, hiring new management, and carrying out corporate actions. More information regarding this agreement can be found in below, titled, “VIE Arrangements.”

CXJSZ entered into and consummated an agreement with Mr. Lixin Cai whereas Mr. Lixin Cai has engaged CXJSZ to provide management, financial, and other business services to CXJHZ. CXJSZ is to be compensated with 100% of all profits generated by CXJHZ. This Agreement is effective as of May 20, 2019 and will continue in effect for a period of ten (10) years (the “Initial Term”), and for succeeding periods of the same duration (each, “Subsequent Term”), until terminated by one of the following means either during the Initial Term or thereafter: Mutual Consent, Termination by CXJSZ, Breach or Insolvency. CXJHZ is considered to be a VIE to CXJ (Shen Zhen) Technology Co., Ltd, a Chinese company (WFOE), and therefore a VIE of the issuer, CXJ Group Co., Ltd, a Nevada company. More information regarding this agreement can be found in below, titled, “VIE Arrangements.”

On May 28, 2020, CXJSZ entered into and consummated an agreement with Mr. Lixin Cai whereas Mr. Lixin Cai have pledged their equity interests in CXJHZ, to CXJSZ. More information regarding this agreement can be found in below, titled, “VIE Arrangements”

On May 28, 2020, CXJSZ entered into a loan agreement with Mr. Lixin Cai wherein CXJSZ will loan the amount of approximately CNY100,000 to Mr. Lixin Cai, all of which shall be used for the benefit of CXJHZ. More information regarding this agreement can be found in below, titled, “VIE Arrangements”.

Foreign ownership in companies providing automotive cleaner products is subject to certain restrictions under PRC laws and regulations. To comply with the PRC laws and regulations, we, through our wholly owned subsidiary, CXJSZ, entered into a set of contractual arrangements with CXJHZ and its shareholders. The contractual arrangements between CXJSZ, CXJHZ and the sole shareholder of CXJHZ allow us to:

1.	exercise effective control over CXJHZ whereby having the power to direct CXJHZ’s activities that most significantly drive the economic results of CXJHZ;
2.	receive substantially all of the economic benefits and residual returns, and absorb substantially all the risks and expected losses from CXJHZ as if it was their sole shareholder; and
3.	have an exclusive option to purchase all of the equity interests in CXJHZ.

A subsidiary is an entity in which we, directly or indirectly, control more than one half of the voting powers; or has the power to appoint or remove the majority of the members of the board of directors; or to cast a majority of votes at the meeting of directors; or has the power to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

A consolidated VIE is an entity in which we, or our subsidiaries, through contractual agreements, bears the risks of, and enjoys the rewards normally associated with ownership of the entity. In determining whether we or our subsidiaries are the primary beneficiary, we considered whether it has the power to direct activities that are significant to the consolidated VIE’s economic performance, and also our obligation to absorb losses of the consolidated VIE that could potentially be significant to the consolidated VIE or the right to receive benefits from the consolidated VIE that could potentially be significant to the consolidated VIE. We hold all the variable interests of the consolidated VIE and its subsidiaries and has been determined to be the primary beneficiary of the consolidated VIE.

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We believe that the contractual arrangements among CXJSZ, CXJHZ and the sole shareholder of CXJHZ are in compliance with PRC law and are legally enforceable. However, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements and if the shareholders of our consolidated VIE were to reduce their interest in us, their interests may diverge from ours and that may potentially increase the risk that they would seek to act contrary to the contractual terms.

Our ability to control the consolidated VIE also depends on the voting rights proxy agreement and our company, through CXJSZ, has to vote on all matters requiring shareholder approval in the consolidated VIE. As noted above, we believe this voting rights proxy agreement is legally enforceable but may not be as effective as direct equity ownership.

CXJHZ is the company through which we operate, and which shares our business plan with the goal of developing and providing integrated alcoholic beverage products to our future clients.

The Company’s mailing address is Room 1903-1,No.1 building, Xizi International center, Jianggan District, Hangzhou City, Zhejiang Province, China. The telephone number is +86 18668175727.

Status of “Smaller Reporting Company”

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations. We have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Common Stock held by non-affiliates is equal to or exceeds $250 million and (2) our annual revenues were equal to or exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates is equal to or exceeds $700 million.

SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by the selling shareholders:

Common stock offered by selling shareholders	Up to 14,100,000 shares of common stock. This represents an aggregate of 13.89% of our outstanding common stock. (1)

Common stock outstanding prior to the offering	101,487,017 shares

Common stock outstanding after the offering	101,487,017 shares

Terms of the Offering

The Selling Shareholders will determine when and how they will sell the common stock offered in this prospectus. as more fully provided in the Plan of Distribution section. of this prospectus commencing Page 42

Use of proceeds

We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the. shares of Common Stock covered by this prospectus.

Risk factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 8.

OTC Pink Trading Symbol	“ECXJ”

(1) Based on 101,487,017 shares of common stock outstanding as of August 17, 2020

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risks, together with all of the other information contained in this Registration Statement, including our consolidated financial statements and related notes, before making a decision to invest in our common stock. Any of the following risks could have an adverse effect on our business, operating results, financial condition and prospects, and could cause the trading price of our common stock to decline, which would cause you to lose all or part of your investment. Our business, operating results, financial condition and prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material.

We consider the following to be the material risks for an investor regarding our common stock. Our Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Registration Statement before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Our Business and Industry

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our audited consolidated financial statements as of May 31, 2020 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our recurring losses from operations and net capital deficiency and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate revenue. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We rely entirely on the operations of CXJHZ. Any successes or failures of CXJHZ will directly impact our financial condition and may cause your investment to be either positively or negatively impacted.

At present, we share the same business plan as, and rely entirely upon, CXJHZ. Any successes or failures of CXJHZ will directly impact our financial condition and may cause your investment to be either positively or negatively impacted. CXJHZ is considered a variable interest entity through which we operate exclusively at this time and we have been deemed to currently be a direct beneficiary of CXJHZ. As such, in the event that the business of operations of CXJHZ were to fail, then our own business would, in turn, fail as well. We would be forced to either drastically alter our business strategy, or we would likely cease operations entirely, which could result in the whole or partial loss of any investments made in the company.

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

The domestic competition in the vehicle aftermarket industry is quite fierce. We may face the competition challenges in the industry, including price competition, advertising campaign, product introduction and increasing customer service business. If our competitive action has a significant impact on our competitors, it may provoke them against or respond to the action, including the information on price, volume, competitive pattern and distribution channels, etc.

There may be potential entrants in our industry, either a new enterprise or an enterprise originally engaged in other industries with a diversified business strategy. Potential entrants will bring new production capacity and require a certain market share. The threat to the industry posed by potential entrants depends on the barriers to entry in the industry and the strong reaction of existing enterprises after entering the new industry. If the enterprises entering the industry are mature in size and technology, they may negatively affect our current and future results of operations.

We face increasingly intense competition in markets in which we operate.

Some of our competitors may have greater financial, sales and marketing, research and development, manpower, or other resources than we do. Some new market entrants may acquire market share by leveraging existing business relationships and acquiring new technologies from third parties. Our competitors may also be more responsive to changes in technologies or customer requirements, or offer similar products or services at lower prices. All of the foregoing factors may intensify market competition, and we may face pressure in product and service pricing and competition for orders. Any adverse or unforeseeable change in our competitive environment may have a material and adverse effect on our business, prospects, results of operation and financial position.

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Failure to obtain adequate raw materials and equipment or on acceptable commercial terms may adversely affect our business performance and financial position.

Our business requires timely procurement of sufficient raw materials and equipment at commercially acceptable prices. We cannot assure you that we will be able to procure sufficient raw materials and equipment, or even raw materials and equipment, from existing suppliers or other sources in a timely manner at commercially acceptable prices. We cannot assure you that there will be no shortage of raw materials and equipment or that we will be able to pass on the increased costs to our customers in the future. Our inability to obtain sufficient raw materials and equipment or to obtain sufficient raw materials and equipment on acceptable commercial terms in a timely manner may disrupt our business operations and adversely affect our business operation. The fluctuation of the purchase price of raw materials and equipment is an important factor affecting our cost. The prices and availability of raw materials and equipment may be affected by factors beyond our control, including supply and demand relations, inflation and economic cycles, price control measures by governments or private companies, international geopolitical issues, and government instability in exporting countries. Due to the difficulty in predicting price trends for raw materials and equipment, price fluctuations may occur during the contract period and may have a material adverse impact on our profitability, financial position and operating performance.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending on products relating to different levels of their automobiles are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected, and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

We face inventory risk, and if we fail to predict accurately demand for products, we may face write-downs or other charges.

We are exposed to inventory risks that may adversely affect operating results as a result of new product launches, changes in product cycles and pricing, limited shelf-life of certain of our products, changes in consumer demand, and other factors. We endeavor to predict accurately, based on information from distributors and reasonable assumptions, the expected demand for their products in order to avoid overproduction. Demand for products, however, can change significantly between the time of production and the date of sale. It may be more difficult to make accurate predictions regarding new products. In part, we depend on the marketing initiatives and efforts of distributors in promoting products and creating consumer demand and we have limited or no control regarding their promotional initiatives or the success of their efforts.

The success of our business relies heavily on brand image, reputation, and product quality.

It is important that we maintain and improve the image and reputation of our existing brands and products. Concerns about product quality, even when unsubstantiated, could be harmful to our image and reputation of our brands and products. While we have quality control programs in place, in the event we experienced an issue with product quality, we may experience recalls or liability in addition to business disruption which could further negatively impact brand image and reputation and negatively affect our sales. Our brand image and reputation may also be more difficult to protect due to less oversight and control as a result of the outsourcing of some of our operations. We also could be exposed to lawsuits relating to product liability or marketing or sales practices. Deterioration to our brand equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

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Uncertainty about future market prices (interest rates, exchange rates, stock prices and commodity prices) can adversely affect our business.

Market risks can be divided into interest rate risks, exchange rate risks, stock price risks and commodity price risks. These market factors may directly affect our production, or competitors, suppliers or consumers may indirectly affect our business. Our business model may be suppressed if substitutes emerge in the market for our products, which are other products that can achieve the same function. The threat of alternatives is threefold:

1. The competitiveness of substitutes in price;

2. Satisfaction with the quality and performance of substitutes;

3. How easy it is for customers to switch to substitutes.

At present, there is no substitute for the product itself, unless it is an industry substitute or a new technology emerges. For example, the emergence of new energy vehicles or disruptive products. This will have a destructive effect on our sales

We have historically relied, and expect to continue to rely, on our existing customers for a significant portion of our revenue. The loss of any of existing customers could significantly harm our business, financial condition and results of operations.

We expect that we will continue to depend upon our existing customers for a significant portion of our revenue for the foreseeable future. As a result, if we fail to successfully attract or retain new or existing customers or if existing customers run fewer products purchase with us, defer or cancel their insertion orders, or terminate their relationship with us altogether, whether through the actions of their agency representatives or otherwise, our business, financial condition and results of operations would be harmed.

An increase in the cost of energy or the cost of environmental regulatory compliance could affect our profitability.

The energy costs could continue to rise, which would result in higher transportation, freight and other operating costs. We may experience significant future increases in the costs associated with environmental regulatory compliance, including fees, licenses and the cost of capital improvements to our operating facilities in order to meet environmental regulatory requirements. Future operating expenses and margins will be dependent on the ability to manage the impact of cost increases. We cannot guarantee that it will be able to pass along increased energy costs or increased costs associated with environmental regulatory compliance to our customers through increased prices.

The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act, and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

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We may engage in acquisitions, investments or strategic alliances in the future, which could require significant management attention and materially and adversely affect our business and results of operations.

We may identify strategic partners to form strategic alliances, invest in or acquire additional assets, technologies or businesses that are complementary to our existing business. These investments may involve minority stakes in other companies, acquisitions of entire companies or acquisitions of selected assets.

Any future strategic alliances, investments or acquisitions and the subsequent integration of the new assets and businesses obtained or developed from such transactions into our own may divert management from their primary responsibilities and subject us to additional liabilities. In addition, the costs of identifying and consummating investments and acquisitions may be significant. We may also incur costs and experience uncertainties in completing necessary registrations and obtaining necessary approvals from relevant government authorities in China and elsewhere in the world. The costs and duration of integrating newly acquired assets and businesses could also materially exceed our expectations. Any such negative developments could have a material adverse effect on our business, financial condition, results of operations and cash flow.

If we fail to implement and maintain an effective system of internal controls to remediate our material weakness over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

We will become subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act, or Section 404, requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 10-K beginning with our annual report for the fiscal year ending May 31, 2021. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

Our business, financial condition and results of operations may be materially adversely affected by global health epidemics, including the recent COVID-19 outbreak.

Outbreaks of epidemic, pandemic, or contagious diseases such as COVID-19, could have an adverse effect on our business, financial condition, and results of operations. The spread of COVID-19 from China to other countries has resulted in the World Health Organization declaring the outbreak of COVID-19 as a global pandemic. The slow-down in the global economy and the reduced levels of international and domestic travel experienced since the beginning of January would affect our business adversely. The Any resulting financial impact cannot be reasonably estimated at this time. The extent to which the COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions taken globally to contain the coronavirus or treat its impact, among others. Existing insurance coverage may not provide protection for all costs that may arise from all such possible events. We are still assessing our business operations and the impact COVID-19 may have on our results and financial condition, but there can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular.

Risks Related to Doing Business in China

Introduction of new laws or changes to existing laws by the PRC government may adversely affect our business.

The PRC legal system is a codified legal system made up of written laws, regulations, circulars, administrative directives and internal guidelines. Unlike common law jurisdictions like the U.S., decided cases (which may be taken as reference) do not form part of the legal structure of the PRC and thus have no binding effect on subsequent cases with similar issues and fact patterns. Furthermore, in line with its transformation from a centrally planned economy to a freer market-oriented economy, the PRC government is still in the process of developing a comprehensive set of laws and regulations. As the legal system in the PRC is still evolving, laws and regulations or the interpretation of the same may be subject to further changes. Such changes, if implemented, may adversely affect our business operations and may reduce our profitability.

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Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

Our PRC subsidiaries are foreign-invested enterprises and are subject to laws and regulations applicable to foreign-invested enterprises as well as various Chinese laws and regulations generally applicable to companies incorporated in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Uncertainties exist with respect to the interpretation and implementation of the newly enacted PRC Foreign Investment Law and its implementing rules and how they may impact our business, financial condition and results of operations.

The VIE structure through contractual arrangements has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. The MOFCOM published a discussion draft of the proposed PRC Foreign Investment Law in January 2015, or the 2015 Draft FIL, according to which, variable interest entities that are controlled via contractual arrangements would also be deemed as foreign-invested entities, if they are ultimately “controlled” by foreign investors. In March 2019, the PRC National People’s Congress promulgated the PRC Foreign Investment Law, and in December 2019, the State Council promulgated the Implementing Rules of PRC Foreign Investment Law, or the Implementing Rules, to further clarify and elaborate the relevant provisions of the PRC Foreign Investment Law. The PRC Foreign Investment Law and the Implementing Rules both became effective from January 1, 2020 and replaced the major previous laws and regulations governing foreign investments in the PRC. Pursuant to the PRC Foreign Investment Law, “foreign investments” refer to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors, (ii) foreign investors obtaining shares, equity interests, property portions or other similar rights and interests of enterprises within the PRC, (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors, and (iv) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council. The PRC Foreign Investment Law and the Implementing Rules do not introduce the concept of “control” in determining whether a company would be considered as a foreign-invested enterprise, nor do they explicitly provide whether the VIE structure would be deemed as a method of foreign investment. However, the PRC Foreign Investment Law has a catch-all provision that includes into the definition of “foreign investments” made by foreign investors in China in other methods as specified in laws, administrative regulations, or as stipulated by the State Council, and as the PRC Foreign Investment Law and the Implementing Rules are newly adopted and relevant government authorities may promulgate more laws, regulations or rules on the interpretation and implementation of the PRC Foreign Investment Law, the possibility cannot be ruled out that the concept of “control” as stated in the 2015 Draft FIL may be embodied in, or the VIE structure adopted by us may be deemed as a method of foreign investment by, any of such future laws, regulations and rules. If our consolidated VIE was deemed as a foreign-invested enterprise under any of such future laws, regulations and rules, and any of the businesses that we operate would be in any “negative list” for foreign investment and therefore be subject to any foreign investment restrictions or prohibitions, further actions required to be taken by us under such laws, regulations and rules may materially and adversely affect our business, financial condition and results of operations. Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure, business, financial condition and results of operations.

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We have not engaged any PRC counsel to obtain a legal opinion regarding our compliance with PRC laws and regulations. Failure to comply with any laws and regulations in PRC may adversely affect our business and results of operations

We subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain PRC legal requirements. At this point, we have not engaged any PRC counsel to obtain a legal opinion regarding our compliance with PRC laws and regulations. Under the circumstances, our management cannot ascertain whether our business operation and practice comply with current PRC legal requirements. We may unintentionally be in breach of current laws and regulations. Failure to comply with the PRC government regulation could negatively affect our business, our reputation, our financial condition, including liquidity and profitability and our results of operations.

American investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in China. In addition, our officers and directors are nationals and residents of a country other than the United States. All of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officer and director, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of Hong Kong or other Asian countries would recognize or enforce judgments of U.S. courts.

The PRC government may consider that VIEs does not comply with applicable Chinese law and/or the PRC government may subject us to severe penalties. Accordingly, in the event either of these events transpire, then our business may be materially adversely affected

To comply with PRC laws, we conduct most of our business in China through integrated affiliate entities under contractual arrangements which can enable us:

● To receive most of the economic benefits from our costs for the services rendered by the WFOE;

● To appoint directors and voters of registered shareholders on all matters requiring shareholder approval of the operating entity;

● To have an exclusive option to designate a third party to purchase all or parts of the equity in the operating entity which is permitted by Chinese law.

If the Chinese government considers that our contractual arrangements (defined in this case as when a consolidated affiliate holds the licenses, approvals and principal assets necessary to operate our business) do not comply with its restrictions on foreign investment in the business, or if the Chinese government considers that our contractual arrangements do not comply with its restrictions on foreign investment in the business or lack the necessary licenses to operate the group’s business, we may be subject to with the consequences, including but not limited to, those below:

● Revocation of our business and operating license;

● Termination or restriction of our operations.

● Imposition of a fine or confiscation of any income deemed to have been obtained through illegal operations.

● Implementation of conditions or requirements that we, or any of our integrated affiliates, may not be able to comply with.

● Requiring us, or any of our integrated affiliates, to restructure the relevant ownership structure of our operations.

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● Restriction or prohibition from using proceeds from our initial public offering or other financing activities to fund our consolidated verifier’s operations and operations.

● Other regulatory or enforcement actions may be harmful for our business.

Any such penalty imposed will have adverse effect on our ability to conduct business, financial position and operating performance.

The Variable Interest Entity’s structure is not as stable as an equity structure for investors.

We operate through “CXJ Technology (Hang Zhou) Co., Ltd” a Chinese company, which is considered to be a variable interest entity of our (company), the issuer. We rely in great part on the success of CXJ Technology (Hang Zhou) Co., Ltd. Our consolidated financial statements include the financial statements of our company, our subsidiaries and our consolidated VIE for which we are the primary beneficiary. The Company relies on contractual arrangement of the VIEs to operate business. In accordance with the contractual agreements among our wholly foreign-owned enterprise (WFOE), consolidated VIEs and the respective shareholders of our consolidated VIEs, we have power to direct activities of our consolidated VIEs, and can have assets transferred out of our consolidated VIEs. Our ability to control our consolidated VIEs also depends on the voting rights proxy agreements. Our company, through our WFOE, has to vote on all matters requiring shareholder approval in our consolidated VIEs. As noted above, we believe this voting rights proxy agreement is legally enforceable but may not be as effective as direct equity ownership. Any losses or detriments that affect CXJ Technology (Hang Zhou) Co., Ltd also directly affect our own financial condition. Further, it is possible, although the Company considers it unlikely given the above, that potential conflicts of interest may arise as a result of our ownership structure which could result in, as a worst case scenario, the Company needs to entirely reevaluate and restructure the method through which operations are conducted and could result in a partial or complete loss of investment.

We face potential adverse consequences as a result of the potential dissolution and liquidation of any company within the VIE structure.

Our consolidated affiliate holds rights on behalf of our company that include licenses, domain names and intellectual property. If the consolidated affiliate is bankrupt, or its assets are subjected to third party creditors, we may not be able to continue some or all of our business activities which in turn may negatively impact our business, financial position and operating capacity.

According to the contractual arrangement, without the permission and consent of the WFOE, our relevant VIEs cannot enter into any transaction to affect its assets, obligations, rights or operations (other than those entered into in the ordinary course of business), any associated VIEs entering into voluntary or involuntary liquidation proceedings will let the independent third party creditors hold the right to claim its assets, property and business, therefore impede our ability to conduct our business which can cause our business, financial position for having an adverse impact.

The VIE structure is likely to be audited, or otherwise challenged, by tax authorities.

According to Chinese law, arrangements and transactions between related parties may be audited or challenged by Chinese tax authorities. If the Chinese tax authorities consider that the contracts between WFOE and VIEs are unstable, for instance the arrangement does not mean fair negotiation of prices and adjustment of our VIEs income in the form of transfer pricing adjustments, we may face adverse impact and potential tax ramifications or liabilities. Transfer pricing adjustments may result in the related VIEs record to deduct tax expenses but may increase our tax liability. Additionally, late payment fees and other penalties may be imposed on VIEs for underpayment of taxes.

Additional tax liabilities or other penalties may cause our business performance to be severely negatively impacted.

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Risks Related to Our Common Stock

There is a limited market for our common stock, which may make it difficult for holders of our common stock to sell their stock.

Our common stock currently trades on the OTC Pink Markets under the symbol “ECXJ”. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock. Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of our common stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our common stock, and the market value of our common stock would likely decline.

The trading price of our Common Stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;
●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
●	announcements of new offerings, solutions and expansions by us or our competitors;
●	changes in financial estimates by securities analysts;
●	detrimental adverse publicity about us, our brand, our services or our industry;
●	additions or departures of key personnel;
●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are subject to be the penny stock rules which will make shares of our common stock more difficult to sell.

We are subject now and may continue to be subject in the future, to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S. listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business, operations and reputations, which could result in a loss of your investment in our common stock.

U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in some cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our shares could be rendered worthless.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our common stock as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends., Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our common stock will likely depend entirely upon any future price appreciation of our common stock. There is no guarantee that our common stock will appreciate in value, or even maintain the price at which you purchased the common stock. You may not realize a return on your investment in our common stock and you may even lose your entire investment in our common stock.

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing the U.S. capital markets.

At various times during recent years, the United States and China have had disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade conflicts between the United States and China could adversely affect the market price of our common stock and our ability to access U.S. capital markets.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are a company incorporated under the laws of the United States and we conduct substantially all of our operations in China. In addition, all our senior executive officers reside within China for a significant portion of the time and most are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

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The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by the selling shareholders.

We will pay for the expenses of this offering, except that the selling shareholders will pay any broker discounts or commissions or equivalent expenses and expenses of selling shareholder’s legal counsel applicable to any sale of the shares.

DETERMINATION OF OFFERING PRICE

The selling shareholders may sell some or all of their shares from time to time in the principal market on which the stock is traded at the fixed price of $1.000. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. We will not receive any proceeds from the sale of the shares by the selling shareholders. The shares may be sold directly by the selling shareholders to or through brokers or dealers, directly to purchasers or through agents designated from time to time.

DESCRIPTION OF BUSINESS

Corporate History

CXJ Group Co., Limited (“we”, “us”, the “Company” or “ECXJ”) was originally incorporated in State of Nevada on August 20, 1998 under the name Global II, Inc. In April 2000, Global II acquired all of the outstanding shares of Western Professional Hockey League, Inc. (WPHL) from WPHL Holdings, Inc., a British Columbia, Canada corporation. Contemporaneously with the acquisition of WPHL, we changed our name to Global Entertainment Corporation. Pursuant to a joint operating agreement between us and Central Hockey League Inc. (CHL, Inc.), WPHL operated and managed a minor professional hockey league known as the Central Hockey League.

From 2011 to 2019 the Company was dormant and had no or little operations.

On August 11, 2011, the Company filed a Form 15-12g to suspend its reporting requirements under the Securities Exchange Act.

According to David Lazar, Custodian Ventures LLC became aware of the Company through its own due diligence. Following such, it appeared to Custodian Ventures LLC that the Company would be a good candidate for an investment and reconstitution. Thereafter, Custodian Ventures LLC was appointed custodian of the Company via court order on March 4, 2019. The eight judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for Global Entertainment Corporation, proper notice having been given to the officers and directors of Global Entertainment Corporation. There was no opposition.

On March 05, 2019, the Company filed a certificate of revival with the state of Nevada, appointing David Lazar as, President, Secretary, Treasurer and Director.

Other than reviving the Company and getting it back to good standing, Mr. Lazar rendered no services to the Company. The request for revival was made by Custodian Ventures, LLC, the custodian of the Company. Custodian Ventures, LLC owned an aggregate of 21,100 shares of pre-split common stock that it purchased on the open market in January and July of 2019.

On June 18, 2019, control of the Company was transferred by Custodian Ventures, LLC to Mr. Xinrui Wang, our director, by selling him 10,000,000 shares of Series A Preferred stock and 17,700,000 shares of common stock for a purchase price of $175,000.

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On June 21, 2019, Mr. Lixin Cai was appointed act as the new President, CEO, Secretary and Chairman of the Board of Directors of the Company. On June 21, 2019, Ms. Cuiyao Luo was appointed act as the new CFO, Treasurer and Member of the Board of Directors of the Company. On September 30, 2019, the Company appointed three more members to the Board of Directors of the Company, and they are Mr. Xinrui Wang, Mr. Wenbin Mao and Mr. Baiwan Niu.

Effective July 9, 2019 we changed our name from Global Entertainment Corp to CXJ Group Co., Limited. On July 12, 2019, the Company effectuated a 1 for 200 reverse stock splits, while the authorized shares of common stock and preferred shares totally had been increased to 500,000,000. As a result of the foregoing we changed our trading symbol from GNTP and began trading as ECXJ on August 5, 2019.

On October 4, 2019, Mr. Xinrui Wang entered into a Stock Purchase Agreement pursuant to which the he agreed to sell to Mr. Wenbin Mao and Mr. Baiwan Niu (the “Purchasers”), totaling 1,500,000 preferred stock of the Company (“Shares”) owned by the Seller, for an amount of $1,500. On October 8, 2019, Mr. Xinrui Wang, Mr. Wenbin Mao and Mr. Baiwan Niu effectuated a 1 for 10 conversion to convert all their preferred stock totaling 10,000,000 to 100,000,000 common shares. As a result of the conversion, there was no preferred stock outstanding of the Company as of October 8, 2019.

On May 28, 2020, we consummated a share exchange pursuant to a Share Exchange Agreement among the Company, CXJ Investment Group Company Limited, a British Virgin Islands Corporation (“CXJ”) and the shareholder of CXJ, pursuant to which we acquired all the ordinary shares of CXJ in exchange for the issuance to the shareholder of CXJ of an aggregate of 1,364,800 shares of the Company. The shareholder a selling shareholder in this prospectus and is an affiliate. As a result of the transactions contemplated by the Share Exchange, CXJ became a wholly-owned subsidiary of the Company.

ECXJ, through its wholly owned subsidiary, CXJ and its subsidiaries and the VIE own and operate an active automobile’s products trading and services business in the People’s Republic of China. Our business is supporting our alliance with products and technical services enable them to service consumers in China.

CXJ (Shenzhen) Technology Co., Ltd, a Chinese company (WFOE), also referred to herein as “CXJSZ”, entered into and consummated an agreement with Mr. Lixin Cai, whereas CXJSZ has the option to purchase all of the equity interests of CXJ Technology (Hang Zhou) Co., Ltd, also referred to herein as “CXJHZ”, a Chinese company, from Mr. Lixin Cai. These equity interests would make up 100% of the equity interests of CXJHZ. Hangzhou CXJ Technology Co., Ltd is considered to be a variable interest entity, also referred to herein as a “VIE”, to CXJSZ, and therefore a VIE of the issuer, CXJ Group Co., Ltd, a Nevada company. More information regarding this agreement can be found in “VIE Arrangements”.

CXJSZ entered into and consummated an agreement with Mr. Lixin Cai whereas Mr. Lixin Cai has given CXJSZ the right to appoint management of CXJSZ to act as proxy to existing shareholders of CXJHZ. This gives management of CXJSZ the ability to conduct and control company affairs of CXJHZ. Actions which management of CXJSZ may be able to carry out include, but are not limited to, exercising voting rights as proxy of the existing shareholder(s), appointing new directors, hiring new management, and carrying out corporate actions. More information regarding this agreement can be found in “VIE Arrangements.”

CXJSZ entered into and consummated an agreement with Mr. Lixin Cai whereas Mr. Lixin Cai havs engaged CXJSZ to provide management, financial, and other business services to CXJHZ. CXJSZ is to be compensated with 100% of all profits generated by CXJHZ. This Agreement is effective as of May 20, 2020 and will continue in effect for a period of ten (10) years (the “Initial Term”), and for succeeding periods of the same duration (each, “Subsequent Term”), until terminated by one of the following means either during the Initial Term or thereafter: Mutual Consent, Termination by CXJSZ, Breach or Insolvency. CXJHZ is considered to be a VIE to CXJ (Shen Zhen) Technology Co., Ltd, a Chinese company (WFOE), and therefore a VIE of the issuer, CXJ Group Co., Ltd, a Nevada company. More information regarding this agreement can be found in “VIE Arrangements.”

On May 26, 2020, CXJSZ entered into and consummated an agreement with Mr. Lixin Cai whereas Mr. Lixin Cai have pledged their equity interests in CXJHZ, to CXJSZ. More information regarding this agreement can be found in “VIE Arrangements.”

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On May 26, 2020, CXJSZ entered into a loan agreement with Mr. Lixin Cai wherein CXJSZ will loan the amount of approximately CNY100,000 (Chinese Yuan) to Mr. Lixin Cai, all of which shall be used for the benefit of CXJHZ. More information regarding this agreement can be found in “VIE Arrangements”.

VIE Arrangements

We rely on our consolidated affiliated entities to maintain or renew their respective qualifications, licenses or permits necessary for our business in China. We believe that under the VIE Agreements described below, we have substantial control over our consolidated affiliated entities and their respective shareholders to renew, revise or enter into new contractual arrangements prior to the expiration of the current arrangements on terms that would enable us to continue to operate our business in China after the expiration of the current arrangements, or pursuant to certain amendments and changes of currently applicable PRC laws, regulations and rules on terms that would enable us to continue to operate our business in China legally. While we currently do not anticipate any changes to PRC laws in the near future that may impact our ability to carry out our business in China, no assurances can be made in this regard. See the Risk Factors above for a detailed description of the risks associated with our corporate structure and the contractual arrangements that support our corporate structure.

The Company consolidates CXJ Group Co., Limited in which it holds a variable interest and are the primary beneficiary through contractual agreements. The Company is the primary beneficiary because it has the power to direct activities that most significantly affect their economic performance and have the obligation to absorb the majority of their losses or benefits. The results of operations and financial position of the VIE are included in our consolidated financial statements.

In order to operate its business in PRC and to comply with PRC laws and regulations that prohibit or restrict foreign ownership of companies that provides services, the Company entered into a series of contractual agreements with the VIE. These contractual agreements may not be terminated by the VIE, except with the consent of, or a material breach by us. Currently, the Company is still evaluating the overall operating strategy for business and does not have plan to provide any funding to the VIE.

The key terms of the VIE Agreements are summarized as follows:

(a) Exclusive Consulting and Services Agreement

The WFOE has the exclusive right to provide technical service, marketing and management consulting service, financial support service and human resource support services to the VIE, and the VIE is required to take all commercially reasonable efforts to permit and facilitate the provision of the services by WFOE. As compensation for providing the services, WFOE is entitled to receive service fees from the VIE equivalent to the WFOE’s cost plus 20%-30% of such costs as calculated on accounting policies generally accepted in the PRC. The WFOE and the VIE agree to periodically review the service fee and make adjustments as deemed appropriate. The term of the Technical Services Agreement is perpetual, and may only be terminated upon written consent of both parties.

(b) Equity Pledge Agreement

Mr. Lixin Cai, our Chairman and principal executive officer respectively, (the “VIE Shareholders”) pledged all of their equity interests in VIE (the “Collateral”) to WFOE, our wholly owned subsidiary in PRC, as security for the performance of the obligations to make all the required technical service fee payments pursuant to the Technical Services Agreement and for performance of the VIEs’ Shareholders’ obligation under the Call Option Agreement. The terms of the Equity Pledge Agreement expire upon satisfaction of all obligations under the Technical Services Agreement and Call Option Agreement.

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(c) Exclusive Option Agreement

The VIEs’ shareholders granted an exclusive option to WFOE, or its designee, to purchase, at any time and from time to time, to the extent permitted under PRC law, all or any portion of the VIE’s shareholders’ equity in the VIE. The exercise price of the option shall be determined by WFOE at its sole discretion, subject to any restrictions imposed by PRC law. The term of the agreement is until all of the equity interest in the VIE held by the VIEs’. Shareholders are transferred to WFOE, or its designee and may not be terminated by any part to the agreement without consent of the other parties.

(d) Power of Attorney

The VIE’s shareholders granted WFOE the irrevocable right, for the maximum period permitted by law, all of its voting rights as shareholders of the VIE. The VIE’s shareholders may not transfer any of its equity interest in the VIE to any party other than WFOE. The Power of Attorney agreements may not be terminated except until all of the equity in VIEs has been transferred to WFOE or its designee.

Business Overview

We are an automobile exhaust cleaner and parts wholesaler, as well as an auto detailing store consultancy company. Our business mainly divided into three sectors, namely sales of automobile exhaust cleaner and parts, provision of auto detailing store consultancy services and authorization fee on our brand name “Chejiangling / Teenage Hero Car”.

We provide consultancy services to our customers, who are auto detailing store owners or persons who are going to start the stores. Our customer will use our brand name “Chejiangling / Teenage Hero Car” for their auto detailing stores. We will provide professional training and guidelines to our customers for standardizing their stores, in terms of their products and services, store decorations, operating procedures, etc. We will also provide training to the store employees to ensure they provide standardize and professional services to the end customers. We have also developed an enterprise resource planning system (ERP) for our customers. The ERP system can allow information management (from both PC and mobile device) and daily operation of the stores, increasing the efficiency of store management.

Our customer can sell our star product - Ksoncar, an automobile exhaust cleaner, in their auto detailing stores. With our star product and the brand name effect, end customers will be attracted to visitour customers’ store and enjoy other professional services provided by our customers, including automobile detailing services, automobile engine system maintenance, air conditioning system cleaning and maintenance, braking system maintenance and transmission system maintenance. More information can be found in the sections of “Sale and services” and “Customer”.

All our customers’ auto detailing stores are located within three kilometers or 10 minutes drives from the residential area, we target our brand “Chejiangling / Teenage Hero Car” can become popular and recognized as “neighbor auto detailing stores”.

We have set up over 300 auto detailing stores with our customers with our brand name, the store network has reached 21 provinces and 115 cities in China. We aim to open 700 stores with our customers across China in the future.

Our customers

Our customers refer to all auto detailing store owners or persons who are going to start the stores.

Our customers are authorized to operate the auto detailing stores under our brand name “Chejiangling / Teenage Hero Car” and sell our product Ksoncar in their stores. Our customers have to be fulfilled several criterions before using our brand name, including the location of their stores, services they provided, etc. Our customers must provide respective automobile services according to their store types and scales, including automobile detailing services, automobile engine system maintenance, air conditioning system cleaning and maintenance, braking system maintenance and transmission system maintenance.

We standardize the stores and require our customers to provide standard and professional services to the end customers. The premium experience of visiting the stores will enhance our brand name “Chejiangling / Teenage Hero Car”, and hence attract more customers to join our network of auto detailing stores.

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Sales and services

Sales of automobile exhaust cleaner and parts

The Company sells an automobile exhaust cleaner named “Ksoncar” and the product has been developed and put into the market since 2016. “Ksoncar” features the below five main functions which make our environment cleaner:

1.	Reducing at least 50% of gas emissions and pollutants from automobile.
2.	Boosting the performance of automobile
3.	Reducing the overall gas consumption and improving the running mileage of the automobile
4.	Compatible with any other gasoline in the market
5.	Removal of carbon particles in the engine to extend its useful life

Besides, the Company also source and trade other auto parts and equipment to third parties.

Authorization fee on brand name

We currently own a brand named “Chejiangling” / “Teenage Hero Car”, in which the brand is registered under the National Intellectual Property Administration of the PRC (also known as the Chinese Patent Office). We engage with partners in different parts in China, who are interested in auto detailing operation, and authorize them the right to use our brand to operate auto detailing store business. In return, we receive an authorization fee on brand name from the partners.

Under the use of our brand name, the partners are permitted to provide auto detailing related services, which can be classified into five aspects, including:

1.	Automobile exterior and interior detailing services: Including car wash, paint treatment, engine treatment and interior decoration.
2.	Automobile engine maintenance services: Including replacement of motor engine oil, engine system maintenance and cooling system maintenance
3.	Automobile air conditioning maintenance services: Including replacement of refrigerant, duct maintenance, compressor maintenance, and air filter cleaning.
4.	Automobile braking systems maintenance services: Including braking disks checks and replacements, brake fluid replacement and rust-proof treatments on brake disks
5.	Automobile gearbox maintenance services: Including gearbox lubricant and filter replacement

Auto detailing store consultancy services

To nurture auto detailing practitioners and make their business more sustainable, we provide our alliances, who are authorized to operate the auto detailing store using our brand name “Chejiangling” / “Teenage Hero Car”, with a 3-day auto detailing store consultancy services regarding operation support on auto detailing. Our alliances will enroll, on a voluntary basis, during the time they set up the auto detailing store.

The consultancy services consist of three main components, namely theory class, practical training and career planning. Participants will be able to acquire relevant knowledge regarding operating an auto detailing, including but not limited to the following: -

-	Professional knowledge and practical skills on auto detailing
-	Customer management
-	Conversion marketing
-	Store management
-	Financial management
-	Store sales and marketing
-	Personnel management
-	Leadership training

The main objective of the consultancy services is to maximize customers’ experience and to enable our alliances to equip well to combat in the auto detailing industry. The intended learning outcome is supported by various key performance indicators, which are measured on the participants during the consultancy period.

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We have provided a total of 240 consultancy hours operating 10 training camps. More than 300 participants took part in in the consultancy services, with an average passing rate of 97%.

Revenue model of brand licensing authorization

For our partners who are authorized to operate the auto detailing shops using our brand “Chejiangling” / “Teenage Hero Car”, according to the authorization agreement, they have to pay the Company: 1) a one-time fee of CNY100,000 for acquisition of the right of the use of the brand for the agreed period; 2) Management fee of CNY10,000 per annum; and 3) A refundable deposit of CNY30,000 as a brand guarantee.

Marketing Plan

Our marketing plan primarily focused upon our efforts to attract customers in China. In the coming years, and subsequently, we intend to make efforts to expand throughout the Southeast Asia, especially in Malaysia. Accordingly, we anticipate spending a substantial amount in marketing and advertising in the coming years.

While our marketing plans have not yet been determined in full, we do have tentative plans to penetrate the marketplace and attract customers by building our brand image through print advertisements, and possibly online paid advertisements to create brand awareness. We plan to develop a corporate website, although we do not have any definitive timeline in place to do so, which will introduce the benefits to our prospective clients. We intend to market our products through this corporate website and utilize search engine marketing to improve the number of sub-distributors and consumers who can find and view our future website.

The global presence social media has provided is an invaluable resource. As we begin to grow, create brand awareness and expand our operations to South East Asia, especially in Malaysia, we intend to use social media to reach and engage additional sub-distributors and customers. We intend to create social media pages, on platforms such as Weibo, Twitter, Instagram and Facebook, in the future in order to promote our products to overseas markets. However, we do not have any definitive plans for how we will manage or grow our social media presence at this time.

All of the above marketing plans have not yet been determined in sufficient detail to outline at this time and remain under development.

Competition

Although there are numerous alternative brands, we intend to distinguish ourselves by creating a strong relationship with our customers. We believe that we will have competitive strengths that will allow us to effectively compete in this market. It is our intention to create competitive strengths via our future pricing model and the quality of our products and network of stores.

Our partners are also important for our marketing, the local resources held by our alliance combine with our mature management and technical support can create huge value and great service for consumers, so we are confident about our advantage for both of our services and products, with more and more club set up in most of the city, our business will become a automobile living cycle focus on automobile aftermarket services.

We believe that our products and services can attract new customers while keeping our current customers satisfied.

Future Plans

In the future, we intend to continue solidifying our market position within the automobile detailing services in China and enhancing our market penetration into different customer segments and preferences. We also plan to expand our products to Southeast Asia, especially in Malaysia, and manufacture a new product.

For our future expansion plan to South East Asia, especially in Malaysia, we plan to apply for the respective licenses required in order to operate automotive service club in Malaysia and select suitable distributors in South East Asia. We anticipate there will be a need to hire additional staff in Malaysia and that we will incur marketing cost for our future offline and online marketing initiatives. Accordingly, we plan to hire an additional 10 to 20 employees in order to increase our marketing presence in South East Asia. However, we do not have a distinct and detailed expansion and marketing plan as of this point in time.

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In regards to our future plan to use our core independent product which further drives a series of high-tech maintenance products such as independent brand motor oil. However, without determining an appropriate budget and conducting intensive research, plans regarding the development, expansion and concrete timescales cannot be determined at present. We cannot say with certainty, at this point in time, how long it will take for us to conduct the research that will be required to move forward in these endeavors.

Employees

We currently have 17 equivalent full-time employees and contractors, of which two are executives, six are focused on accounting and administrative, five are focused on direct and indirect production, one is focused on sales and marketing and three are focused on logistics. We also hire seasonal, part-time labor and consultants as necessary.

Mr. Lixin Cai, have the ability to be involved in our business operations for up to 35 hours per week, but they are prepared to devote more time if necessary. The Company intends to employ 10 more employees by the end of September 2020. We currently intend to hire three employees for selling, general and administration departments. The Company intends to hire more employees who hold relevant professional certificates and above average Mandarin proficiency.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our employee, Officer and Director.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us

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MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Financial Data” and our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors”.

We make forward-looking statements in this report, in other materials we file with the Securities and Exchange Commission (the “SEC”) or otherwise release to the public, and on our website. In addition, our senior management might make forward-looking statements orally to analysts, investors, the media and others. Statements concerning our future operations, prospects, strategies, financial condition, future economic performance (including growth and earnings) and demand for our products and services, and other statements of our plans, beliefs, or expectations, including the statements contained in this Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” regarding our future plans, strategies and expectations are forward-looking statements. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You are cautioned not to place undue reliance on these forward-looking statements because these forward-looking statements we make are not guarantees of future performance and are subject to various assumptions, risks, and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. Thus, our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: economic conditions generally and the automotive modified plastics market specifically, legislative or regulatory changes that affect our business, including changes in regulation, the availability of working capital, the introduction of competing products, and other risk factors described herein. These risks and uncertainties, together with the other risks described from time-to-time in reports and documents that we filed with the SEC should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Indeed, it is likely that some of our assumptions will prove to be incorrect. Our actual results and financial position will vary from those projected or implied in the forward-looking statements and the variances may be material. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Results of Operations

The following table sets forth a summary of our consolidated results of operations and comprehensive loss for the periods presented, both in absolute amount and as a percentage of our revenues for the periods presented. This information should be read together with our audited consolidated financial statements and related notes as well as unaudited interim consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

	For the year Ended May 31,
	2020	2019

Revenue	$803,840	-
Cost of revenue	(614,967)	-
Gross profit	188,873	-
Other Income	7,926
Sales and marketing fee	(529,780)	-
General and administrative	(348,067)	(31,912)
Loss from operation	(681,048)	(31,912)
Loss before income taxes	(681,048)	(31,912)
Income taxes	(1,418)	-
Net loss attributable to CXJ Group	$(682,466)	$(31,912)

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For the period June 1, 2019 to May 31, 2020, we recorded total revenue of $803,840, including the sales of automobile exhaust cleaner with the amount of $575,886. Due to COVID-19 outbreaks in year 2020, our partner factory cannot produce and deliver the goods to the customers from January 2020 to March 2020. Our sales have decreased by approximately 20% to 30% compared with our budgeted sales due to the pandemic. We originally planned to develop 300 auto detailing stores from the period of Jan 2020 to May 2020, however, due to COVID-19, we are only able to establish 49 auto detailing stores. In that case, we deferred the revenues received from the new auto detailing stores of approximately $3,500,000.

	For the Three Months Ended August 31,
	2020	2019

Revenue	$264,151	-
Cost of revenue	(127,378)	-
Gross profit	136,773	-
Other Income	1	1,406
Sales and marketing fee	(157,185)	(4,294)
General and administrative	(86,981)	(2,888)
Loss from operation	(107,392)	(2,888)
Loss before income taxes	(107,392)	(2,888)
Income taxes	(5,140)	-
Net loss attributable to CXJ Group	$(112,532)	$(2,888)

For the period June 1, 2020 to August 31, 2020, we generated total revenue of $264,151 that included $115,464 of the sales of auto parts and $127,957 of administrative fees of brand name.

Revenues

We generate revenues from selling automobile exhaust cleaner and auto parts, providing branded services The following table sets forth the components of our revenues by amounts and percentages of our total revenues for the periods presented

	For the year Ended May 31,		For the year Ended May 31,
	2020	% of net sales	2019	% of net sales
Sales of automobile exhaust cleaner	$575,886	71.64%	-	-
Sales of auto parts	159,046	19.79%	-	-
Administrative fee of brand name	64,156	7.98%	-	-
Training fee	4,752	0.59%	-	-
Total revenue	$803,840	100%	-	-

	For the Three Months Ended August 31,		For the Three Months Ended August 31,
	2020	% of net sales	2019	% of net sales
Sales of auto parts	115,464	43.71%	-	-
Administrative fee of brand name	127,957	48.44%	-	-
Training fee	20,730	7.85%	-	-
Total revenue	$264,151	100%	-	-

The Company are engaging in trading of automobile exhaust cleaner and auto parts to their third-party agents in China. Revenues from services consist of administrative of brand name and training fees. Payments of services are generally received before delivery the services.

Sales of automobile exhaust cleaner and auto parts

The Company received the purchase order from their third-party agents, the selling price is based on the purchase price plus on a certain margin. Revenues related to sales of automobile exhaust cleaner and auto parts are recognized in the consolidated statements of operations and comprehensive income/(loss) at the time when the goods are delivered and the ownership transfer to the third-party agents.

Due to the effect of Covid-19, the price of raw materials had been increased but the selling price was dropped in the meantime, so the Company plans not to sell the automobile exhaust cleaner directly. The Company is planned to authorize the partner factory to produce and sells this kind of product, and charges them the brand name fees based on the selling volume.

Administrative fee of brand name

We earned the administrative fees from our customers, who pay one-time fixed fee RMB100,000 for three years and RMB200,000 for fives for exchange of (1) the right to use the brand name “Chejiangling / Teenage Hero Car”, (2) the right to receive 10% of other new shops’ brand name permission fee, (3) the right to receive 5% of other new shops’ selling, and (4) the right to receive 20% of other new shops’ administrative fee. The fee is not be refundable.

Training fee

We earned the one-time fixed fee RMB3,000 from our customers or their staffs, the training included (1) automobile exhaust cleaner product’s training, such as how to use the product, the component of the product and quality control.

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(2) How to sell the automobile exhaust cleaner

(3) Technical training

(4) Opening support

Year ended May 31, 2020 compared to year ended May 31, 2019

Total revenues for 2020 were $803,840, an increase of 100% from $0 for 2019.

Net sales from sales of automobile exhaust cleaner and auto parts for 2020 were $734,932, an increase of 100% from $0 in 2019. Net sales from administrative fees for 2020 were $64,156, an increase of100% from $0 in 2019. Net sales from training fees for 2020 were $4,752, an increase of100% from $0 in 2019.

For three months ended August 31, 2020 compared to three months ended August 31, 2019

Total revenues for three months ended August 31, 2020 and 2019 were $264,151 and $0, respectively, which also increased 100%.

The following table illustrates our effectiveness in attracting and customer retention through several key performance indicators, including the number of members, and volume of trading.

Cost of revenue

Cost of revenue consist primarily of costs associated with the purchase of goods.

	For the year Ended May 31,		For the year Ended May 31,
	2020	% of net sales	2019	% of net sales
Purchases of automobile exhaust cleaner	496,997	61.83%	-	-
Purchases of auto parts	117,970	14.68%	-	-
Total cost of revenue	614,967	76.50%	-	-

Year ended May 31, 2020 compared to year ended May 31, 2019

Cost of revenue for 2020 were $614,967, an increase of $614,967, compared to $0 in 2019.

	For the Three Months Ended August 31,		For the Three Months Ended August 31,
	2020	% of net sales	2019	% of net sales
Purchases of auto parts	116,664	91.59%	-	-
Costs of training fee	10,714	8.41%	-	-
Total cost of revenue	127,378	100%	-	-

For three months ended August 31, 2020 compared to three months ended August 31, 2019

Cost of revenue for the three months ended August 31, 2020 and 2019 were $127,378 and $0, respectively.

Gross Profit

Year ended May 31, 2020 compared to year ended May 31, 2019

Gross Profit for 2020 were $188,873, an increase of $188,873, compared to $0 in 2019. It was mainly due to business startup in June 2019.

For three months ended August 31, 2020 compared to three months ended August 31, 2019

Gross profit for the three months ended August 31, 2020 and 2019 were $136,773 and $0, respectively.

Sales and Marketing Expenses

Sales and Marketing expenses include the coupon cost for promotion, advertisement and other operating expenses associated with sales and marketing.

	For the year Ended May 31,		For the year Ended May 31,
	2020	% of net sales	2019	% of net sales
Sales and Marketing Expenses	529,780	65.91%	-	-

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Year ended May 31, 2020 compared to year ended May 31, 2019

Sales and marketing expenses for 2020 were $529,780, an increase of $529,780, compared to $0 in 2019. The significant increase was primarily due to increase on human resources and consulting fee.

	For the Three Months Ended August 31,		For the Three Months Ended August 31,
	2020	% of net sales	2019	% of net sales
Sales and Marketing Expenses	157,185	57.11%	-	-

For three months ended August 31, 2020 compared to three months ended August 31, 2019

Sales and marketing expenses for the three months ended August 31, 2020 and 2019 were $157,185 and $0, respectively, which primarily increased in human resources.

General and Administrative Expenses

General and Administrative (G&A) expenses consist primarily of payroll, employee benefits, facility cost, rental fee and other related expenses.

	For the year Ended May 31,		For the year Ended May 31,
	2020	% of net sales	2019	% of net sales
General and Administrative	348,067	43.30%	31,912	-

Year ended May 31, 2020 compared to year ended May 31, 2019

G&A expenses for 2020 were $348,067, an increase of $316,155, or 990.71%, compared to $31,912 in 2019. The increase was primarily due to the increase of head account and salary and welfare and traveling expenses to cope with expanding business, rental expenses and miscellaneous expense.

	For the Three Months Ended August 31,		For the Three Months Ended August 31,
	2020	% of net sales	2019	% of net sales
General and Administrative	86,981	31.60%	4,294	-

For three months ended August 31, 2020 compared to three months ended August 31, 2019

G&A expenses for the three months ended August 31, 2020 and 2019 were $86,981 and $4,294, respectively, which primarily increased in head account, staffs’ salary & welfare, rental expenses and miscellaneous expense.

We expect our general and administrative expenses to increase in absolute amounts in the foreseeable future due to the anticipated growth of our business as well as accounting, insurance, investor relations and other public company costs.

Operating Loss

Year ended May 31, 2020 compared to year ended May 31, 2019

Operating loss for 2020 were $681,048, compared to $31,912 in 2019. This increased operating loss is primarily due to the company launched the business in June 2019 and lower sales and higher marketing expenses and G&A expenses.

For three months ended August 31, 2020 compared to three months ended August 31, 2019

Operating loss for the three months ended August 31, 2020 and 2019 were $107,392 and $2,888, respectively, which primarily increased in marketing expenses and G$A expenses.

Taxation

We recorded $1,418 and nil in income tax expenses for the years ended May 31, 2020 and 2019, respectively.

And we recorded $5,140 and $0 in income tax expenses for the period ended August 31, 2020 and 2019, respectively.

The Company, incorporated in the PRC, was governed by the income tax law of the PRC, and is subject to PRC enterprise income tax (“EIT”), The EIT rate of PRC is 25%.

Generally, our PRC subsidiaries, VIEs and their subsidiaries are subject to enterprise income tax on their taxable income in China at a statutory rate of 25%. The enterprise income tax is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards.

We are subject to value-added tax at a rate of 13% on sales of exhaust cleaner and auto parts and 6% on the services (brand name management services), in each case less any deductible value-added tax we have already paid or borne. We are also subject to surcharges on value-added tax payments in accordance with PRC law.

Net Loss

Year ended May 31, 2020 compared to year ended May 31, 2019

Net loss attributable to the Company for 2020 were $682,466, compared to $31,912 in 2019.

Period three months ended August 31, 2020 compared to three months ended August 31, 2019

Net loss for the three months ended August 31, 2020 and 2019 were $112,532 and $2,888, respectively.

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LIQUIDITY AND CAPITAL RESOURCES

Since commencing operations, our primary uses of cash have been to finance working capital needs for business expansion. We have financed these requirements primarily from cash generated from operations and related party advances. As of May 31, 2020 and 2019, we had $15,588 and $nil, respectively, in the amount of cash and cash equivalents.

We have been able to make repayments when due. As of May 31, 2020, we have contractual obligations to pay lease commitments in the amount of $195,803, including $87,940 due as of May 31, 2021.

We expect that we will be able to meet our needs to fund operations, capital expenditures and other commitments in the next 12 months primarily with our cash and cash equivalents, operating cash flows.

We may, however, require additional cash resources due to changes in business conditions or other future developments. If these sources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could result in additional dilution to stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financial covenants that would restrict operations. Financing may not be available in amounts or on terms acceptable to us, or at all.

The following table sets forth a summary of our cash flows for the periods indicated.

	As of and for the year ended May 31,
	2020	2019
Net cash provided by/ (used in) operating activities	89,437	(30,481)
Net cash used in investing activities	(29,646)	-
Net cash provided by finance activities	46,505	30,481
Exchange rate effect on cash and cash equivalents	2,302	-
Net increase in cash and cash equivalents	15,588	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	15,588	-

	For the Three Months Ended August 31,
	2020	2019
Net cash provided by operating activities	60,540	-
Net cash used in investing activities	(21,502)	-
Exchange rate effect on cash and cash equivalents	(25,095)	-
Net increase in cash and cash equivalents	13,943	-
Cash and cash equivalents at beginning of year	15,588	-
Cash and cash equivalents at end of year	29,531	-

Operating Activities

Net cash provided by operating activities in 2020 was $89,437, as compared to net loss of $682,466 in the same period. Changes in operating assets and liabilities provided by net cash of $651,774. The cash inflow included $436,620 used in account receivable and $3,719,036 from other liabilities which were partially offset by $2,518,698 from other receivable.

Net cash used in operating activities in 2019 was $30,481, as compared to net loss of $31,912 in the same period. Changes in operating assets and liabilities provided to net cash of $nil. The cash inflow included $1,431 from Note payable.

Net cash provided by operating activities for the three months ended August 31, 2020 and 2019 were $60,540 and $0, respectively.

Investing Activities

Net cash used in investing activities in 2020 was $29,646. It was used for purchasing intangible assets.

Net cash used in investing activities in 2019 was $nil.

Net cash used in investing activities for the three months ended August 31, 2020 and 2019 were $21,502 and $0, respectively. It’s used to purchase fixed assets.

Financing Activities

Net cash used in financing activities in 2020 was $46,505.

Net cash provided by financing activities in 2019 was $30,481.

Net cash used in investing activities for the three months ended August 31, 2020 and 2019 were both $0.

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Based on past performance and current expectations, we believe our cash and cash equivalents provided by operating activities will satisfy our working capital needs, capital expenditures and other liquidity requirements associated with our operations for at least the next 12 months.

The majority of the Company’s revenues and expenses were denominated primarily in Renminbi (“RMB”), the currency of the People’s Republic of China. There is no assurance that exchange rates between the RMB and the U.S. Dollar will remain stable. Inflation has not had a material impact on the Company’s business.

COMMITMENTS AND CONTINGENCIES

Contractual Obligations

Our contractual obligations as of May 31, 2020 are as follows:

Payments Due by period
Operating leases	Total	Less than 1 year	1-3 year	3-5 years	More than 5 years
	195,803	83,044	112,759	-	-
Total	$195,803	83,044	112,759	-	-

Other than as shown above, we did not have any significant capital and other commitments, long-term obligations or guarantees as of May 31, 2020.

Our contractual obligations as of August 31, 2020 are as follows:

Payments Due by period
Operating leases	Total	Less than 1 year	1-3 year	3-5 years	More than 5 years
	181,691	64,817	116,874	-	-
Total	$181,691	64,817	116,874	-	-

Other than as shown above, we did not have any significant capital and other commitments, long-term obligations or guarantees as of August 31, 2020.

Off-Balance Sheet Commitments and Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements.

Critical Accounting Policies

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and accompanying notes and other disclosures included in this prospectus. When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

Revenue recognition

Effective March 20, 2017, the Company early adopted ASU 2014-09, Revenue from Contracts with Customers (ASC Topic 606). Under Topic 606, revenues are recognized when the promised products have been confirmed of delivery or services have been transferred to the consumers in amounts that reflect the consideration the customer expects to be entitled to in exchange for those services. The Company presents value added taxes (“VAT”) as reductions of revenues. The Company recognizes revenues net of value added taxes (“VAT”) and relevant charges.

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Product Revenue

We generate revenue primarily from the sales of automobile exhaust cleaner and auto parts directly to members. We recognize product revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by or shipped to our customers. Our sales arrangements for automobile exhaust cleaner and auto parts usually require a full prepayment before the delivery of products.

We also generate revenue from the sales of auto parts directly to the members, such as a business or individual engaged in auto parts businesses. We recognize revenue at a point in time when products are delivered and customer acceptance is made. For the sales arrangements of auto parts products, we generally require payment upon issuance of invoices.

Service Revenue

We also generate revenue from brand name authorization fee and brand name management service under separate contracts. Revenue from brand name authorization and management services include service fees for provision of brand name “teenage hero car” to our members, and provision of management service. Revenue from the maintenance service to the members is recognized at a point in time when services are provided. Revenue from the management service to the customer is recognized as the performance obligation is satisfied over time over the contracting period.

Receivables

Although we evaluated client credit worthiness, we provided an allowance for doubtful accounts for the estimated loss when collection may no longer be reasonably assured. We assessed collectability of receivables based on a number of factors including analysis of creditworthiness, client’s historical payment history, current economic conditions, and the length of time an individual receivable balance.

Income taxes

We followed the liability method of accounting for income taxes in accordance with ASC 740, Income Taxes, or ASC 740. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. We recorded a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

We accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties related to unrecognized tax benefit recognized in accordance with ASC 740 are classified in the consolidated statements of comprehensive loss as income tax expense.

Impairment of long-lived assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be fully recoverable. It is possible that these assets could become impaired as a result of technology, economy or other industry changes. If circumstances require a long-lived asset or asset group to be tested for possible impairment, we first compare undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, relief from royalty income approach, quoted market values and third-party independent appraisals, as considered necessary.

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We make various assumptions and estimates regarding estimated future cash flows and other factors in determining the fair values of the respective assets. The assumptions and estimates used to determine future values and remaining useful lives of long-lived assets are complex and subjective. They can be affected by various factors, including external factors such as industry and economic trends, and internal factors such as our business strategy and its forecasts for specific market expansion.

There was no impairment charges on long-lived assets in fiscal year 2020 and 2019, respectively.

Comprehensive income

We have adopted FASB Accounting Standard Codification Topic 220 (“ASC 220”) “Comprehensive income” (formerly known as SFAS No. 130, “Reporting Comprehensive Income”), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments of the Company.

Recently issued accounting guidance

We considered that the other recently issued but not yet effective accounting standards from ASU 2018-16, if currently adopted, would not have a material effect of the condensed financial position, results of operation and cash flows.

Going concern

As shown in the financial statements, we have generated a net loss of $682,466 in 2020 and an accumulated deficit of $42,911 as of May 31, 2019 and will be required continuous financial support from the shareholder. We will need to raise capital to fund its operations until it is able to generate sufficient revenue to support the future development. Moreover, we may be continuously raising capital through the sale of debt and equity securities.

Our ability to achieve these objectives cannot be determined at this stage. If we are unsuccessful in its endeavors, it may be forced to cease operations. The unaudited condensed financial statements do not include any adjustments that might result from this uncertainty which may include adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

These factors have raised substantial doubt about our ability to continue as a going concern. There can be no assurances that we will be able to obtain adequate financing or achieve profitability. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty. Quantitative and Qualitative Disclosures about Market Risks

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest income generated by excess cash, which is mostly held in interest-bearing bank deposits. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed to material risks due to changes in interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure.

Foreign Currency Exchange Rates

The most of our revenues are collected in and our expenses are paid in RMB. We face foreign currency rate translation risks when our results are translated to U.S. dollars.

The RMB was relatively stable against the U.S. dollar at approximately 8.28 RMB to the US$1.00 until July 21, 2005 when the Chinese currency regime was altered resulting in a 2.1% revaluation versus the U.S. dollar. From July 21, 2005 to September 30, 2010, the RMB exchange rate was no longer linked to the U.S. dollar but rather to a basket of currencies with a 0.3% margin of fluctuation resulting in further appreciation of the RMB against the U.S. dollar. Since September 30, 2009, the exchange rate had remained stable at 6.8307 RMB to 1.00 U.S. dollar until September 30, 2010 when the People’s Bank of China allowed a further appreciation of the RMB by 0.43% to 6.798 RMB to 1.00 U.S. dollar. The People’s Bank of China allowed the RMB and U.S. dollar exchange rate to fluctuate within 1% on April 16, 2012 and 2% on March 17, 2014, respectively. On May 31, 2020, the RMB traded at 7.0999 RMB to 1.00 U.S. dollar.

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There remains international pressure on the Chinese government to adopt an even more flexible currency policy and the exchange rate of RMB is subject to changes in China’s government policies which are, to a large extent, dependent on the economic and political development both internationally and locally and the demand and supply of RMB in the domestic market. There can be no assurance that such exchange rate will continue to remain stable in the future amongst the volatility of currencies, globalization and the unstable economies in recent years. Since (i) our revenues and net income of our PRC operating entities are denominated in RMB, and (ii) the payment of dividends, if any, will be in U.S. dollars, any decrease in the value of RMB against U.S. dollars would adversely affect the value of the shares and dividends payable to shareholders, in U.S. dollars.

Inflation

To date, inflation in China has not materially affected our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for December 2017, 2018 and 2019 were increases of 1.6%, 2.1% and 1.6%, respectively. Although we have not been materially affected by inflation in the past, we may be affected if China experiences higher rates of inflation in the future.

Controls and Procedures

We have been a private company with limited accounting personnel and other resources with which we address our internal control over financial reporting. In connection with the audits of our financial statements as of May 31, 2020 and 2019. Our management assessed that our internal control over financial reporting was ineffective as of May 31, 2020. Our management, with the participation of our chief executive officer, has performed an evaluation of the effectiveness of our disclosure controls and procedures, as such term is defined under Rules 13a 15(e) and 15d 15(e) promulgated under the Exchange Act as of the end of the period covered by this report. Based upon that evaluation, our management has concluded that, as of May 31, 2020, our disclosure controls and procedures were ineffective because of the material weaknesses described below under “Management’s Annual Report on Internal Control over Financial Reporting.” As such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a 15(f) under the Exchange Act, for our Company. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with U.S. GAAP and includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of a company’s assets, (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with U.S. GAAP, and that a company’s receipts and expenditures are being made only in accordance with authorizations of a company’s management and directors, and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company’s assets that could have a material effect on the consolidated financial statements.

Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations. Internal control over financial reporting is a process that involves human diligence and compliance and is subject to lapses in judgment and breakdowns resulting from human failures. Internal control over financial reporting also can be circumvented by collusion or improper override. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process, and it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

As required by Section 404 of the Sarbanes Oxley Act of 2002 and related rules promulgated by the Securities and Exchange Commission, our management, chief executive officer assessed the effectiveness of internal control over financial reporting as of May 31, 2020 using the criteria set forth in the report “Internal Control-Integrated Framework (2013)” published by the Committee of Sponsoring Organizations of the Treadway Commission.

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A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. As a result of management’s evaluation of our internal control over financial reporting, the following material weakness in our internal control over financial reporting was identified as of May 31, 2020.

(i) The Company did not have sufficient resources with an appropriate level of knowledge and experience in U.S. GAAP to properly account for complex accounting issues under U.S. GAAP. Complex issues such as investment accounting, impairment assessment and loss contract reserve may not be accounted for properly in the future.

The material weakness described above may result in misstatement of the Company’s consolidated financial statements that would result in a material misstatement to the Company’s quarterly or annual consolidated financial statements that would not be prevented or detected. As a result of the material weakness, management has concluded that our internal control over financial reporting was ineffective as of May 31, 2020.

Changes in Internal Control over Financial Reporting

Management has evaluated, with the participation of our chief executive officer whether any changes in our internal control over financial reporting that occurred during our last fiscal year have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Recently Issued Accounting Pronouncements

A list of recently issued accounting pronouncements that are relevant to us is included in “Summary of Significant Accounting Policies—(y) Recent accounting pronouncements” of our financial statements included elsewhere in this prospectus.

Legal Proceedings

None.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Large and Fast Growing in China

China’s real GDP reached $13.2 trillion in 2017, and 10 trillion for the nine-month period ended September 30,

2018, respectively, according to the National Bureau of Statistics of China, or NBS. According to the International

Monetary Fund, or IMF, China’s real GDP is projected to grow at a rate of no less than 6.3% per annum through to

2020. Meanwhile, real consumption growth in China is projected to outpace China’s real GDP growth at a compound annual growth rate, or CAGR, of 7.5% per annum from 2017 to 2020, according to IMF.

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Chinese automobile Industry

China’s automobile production and sales have been ranked first in the world for 11 consecutive years. In June 2018, China’s motor vehicle ownership reached 319 million, including 1.99 million new energy vehicles, of which 1.62 million were pure electric vehicles,81.4% of total new energy vehicles. automobile production and sales market are becoming a mass consumer product in China, which will directly promote the rapid development of the automotive aftermarket. It is predicted that the scale of China’s automotive aftermarket will continue to grow at a compound annual growth rate of 12.7%. The market size will be close to 3 trillion after 2020.

Despite the decline in China’s overall automobile production and sales in 2018, the sales volume of new energy vehicles in 2018 still maintained a high growth rate of 61.7%, which will bring about the renewal of the post-market of new vehicles such as power batteries. In 2018, China’s second-hand car transaction volume reached 13.822 million, an increase of 11.5% year on year. More than 70% of the second-hand car transactions are over three years old. With the increase of vehicle ages, owners’ demand for after-market services will show stronger growth. Beijing auto group and many other main engine plants set up a car maintenance chain system. Jd.com, Alibaba, Tencent and other Internet giants have entered the post-auto market across the border. In 2018, the market penetration rate of online automobile users reached 16.0%, and the growth rate of female car owners was rapid. Netizens in Jiangsu province paid the most attention to the topic of post-automobile market. Shanghai automotive maintenance line project growth fastest, up 120.3%. In the automotive supplies, the highest index for the search for decorative goods, consumers are most concerned about the automotive accessories, perfume and stickers. Among electronic products, auto data recorder attracts the most attention. In 2018, the market size of auto data recorder reaches 31.3 billion yuan, and nearly 60% of consumers purchase auto data recorder at more than 1000 yuan. Behind the increasing number of car ownership indicates the continued growth of the automotive aftermarket. According to the data of the Prospective Industry Research Institute, in 2017, the scale of my country’s automotive aftermarket exceeded the trillion mark, reaching 1.07 trillion, and it is expected to continue to grow at a rate of more than 19% in 2018, with a market size of about 1.279 trillion yuan. With the continuous improvement of the number of motor vehicles in China, the demand for auto supplies in the post-maintenance market of automobile maintenance and auto modification has also gradually expanded, and the requirements for auto supplies are becoming higher and higher.

China’s auto aftermarket will remain in the growing trillion-scale volume for a long time, as more cars maintenance period expires, car owners will choose an independent aftermarket in the future. At the same time, due to the steady increase in ownership and the slowdown in the growth of new car sales, China’s passenger car market is showing an aging trend, and the average car age is constantly rising. The demand for maintenance of older car owners is more than that of new users. According to the SOHU research, the difference in vehicle age has led to a difference in output value of after-sales stores between China and the United States. The after-sales output value of a single store in China’s unauthorized system is 780,000 yuan, 3.7 times than the United States. Older vehicle owners have higher demands for maintenance than new users. Therefore, the automotive aftermarket, which encompasses all transactions and services in the life cycle of automobile use, maintenance, repair, and repurchase.

Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), as amended, which generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. The Company adopted the new standard effective January 1, 2019 and elected the package of practical expedients permitted under the transition guidance, which allows to carryforward our historical lease classification, and initial direct costs for any leases that exist prior to adoption of the new standard. The Company will also keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of income on a straight-line basis over the lease term. The Company estimates approximately $247,369 would be recognized as total right-of-use assets and total lease liabilities on its consolidated balance sheet as of June 1, 2019. Other than additional disclosure, the Company does not expect the new standard to have a material impact on its consolidated financial statements.

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Off Balance Sheet Commitments and Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTC Pink Sheets under the symbol “ECXJ.”

The table below sets forth the high and low closing prices of the Company’s Common Stock during the periods indicated. The quotations reflect inter-dealer prices without retail mark-up, markdown or commission and may not reflect actual transactions.

	2020 Price Range		2019 Price Range
	High	Low	High		Low

First Quarter	$3.01	$3.01	$(1)		$(1	)-
Second Quarter	$3.01	$2.10	$(1	)-	$(1	)-
Third Quarter	$2.10	$1.01	$5.59		$5.00
Fourth Quarter	$-	$-	$5.00		$3.01

(1)	There was no trading during this time.

The closing sales price of the Company’s common stock as reported on October 15, 2020, was $1.01 per share.

Shareholders

As of September 4, 2020, there were approximately 265 shareholders of record of our common stock.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Sale of Restricted Shares

All, but 15,345 of the shares of our common stock outstanding are “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemption provided by Rule 144.

Equity Compensation Plan Information

Currently, there is no equity compensation plans in place.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

Officer Biographies

NAME	AGE	DATES OF APPOINTMENT	POSITION
Lixin Cai	31	June 21, 2019	Chief Executive Officer and Director
No. 24, Xidou, Zhitou Village, Shuanglin Town, Nanxun District, Huzhou City, Zhejiang Province, China
Cuiyao Luo	38	June 21, 2019	Chief Operating Officer and Director
Room 102, Unit 5, Building 4, Daguanyuan (east 4th), Gongsu District, Hangzhou City, Zhejiang Province, China
Xinrui Wang	40	June 21, 2019	Ultimate Controller
Rm 1004, Block 1, Section C, Feng Huang Cheng, Cangzhou, Hebei Province, China
Wenbin Mao	47	June 21,2019	Director
Rm 202, Block 3, Unit Ding, Weiye Zhenpin Garden Lanping North, Changzhou City, Jiangsu Province, China
Baiwan Nui	39	June 21,2019	Director
Group II, Guangzhai Village, Sanyizhai Town, Lankao County, Henan Province, China

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The term of office for each director is one (1) year.

Lixin Cai - Chief Executive Officer

Mr. Cai obtained a college’s degree in Vehicle Inspection and maintenance professional from Central South University in 2010.

From 2010 to 2012, he served at Hangzhou Xiaomuzhi Auto Maintenance Technology Co., Ltd. and was subsequently promoted to Marketing Manager. His major responsibilities were planned, executed, and led online marketing tactics, resulting in wide range company advancements.

From 2012 to 2019, he joined Hangzhou Kuaidian Maintenance Technology Development Co., Ltd. and served as Operating Controller. He was responsible to lead company’s internal operational teams including designating roles, assigning objectives, and monitoring and evaluating results and reports. Due to Mr. Cai’s status as a qualified expert in auto industry, along with his 10 years of professional working experience, the Board of Directors has determined it best to appoint him to the position of Chief Executive Officer of the Company.

Cuiyao Luo - Chief Operating Officer

Ms. Luo has three degrees, her first college’s degree in Proximate Analysis was from Zhejiang Shuren University in 2000, her second college’s degree in Computer Science and Technology was from Hunan University in 2003 and earned her master’s degree in Administration Major in Jiangnan University.

From 2003 to 2005, Ms. Luo worked at Zhejiang Talent Specialized College as office director of the Teacher Training Institution. Her responsibilities include fostering communication and providing advice on critical issues. Ms. Luo became the President Assistant and Marketing Manager in Hangzhou Xiaomuzhi Auto Maintenance Technology Co., Ltd since from year 2006 to 2012. From year 2013 to present, she founded her own company “Shaodong Xian Liang Shi Zhen Cuiyao Home Appliance Sales Department”. Due to Ms. Luo’s over 18 years of experience in management of various businesses, the Board of Directors elected to appoint Ms. Luo to the positions of Chief Operating Officer the company.

Xinrui Wang –Director, Ultimate Controller

Xinrui Wang, aged 40, graduated from Dahua Group Technical College and obtained his Fine Chemical Bachelor’s degree from University of Science & Technology, Beijing in 2002. Xinrui Wang has extensive knowledge in network optimal design, mathematical modeling and enterprises management. He started his own business in 2011. From 2016 to now, Xinrui Wang founded and has been serving as president in Hebei Changlai Changwang Network Technology Co., Ltd. In the same year, Xinrui Wang founded the Chang Lai Chang Wang (Hangzhou) E-commerce Co., Ltd, where he served as President. He is responsible for all aspects of business development and strategic planning for the business and established and maintained company policies and procedures. From June 2019 to now, He invested in CXJ Group Co., Ltd and serves as a director based on his previous years’ experience in e-commerce and was interest in automobile products manufacturing and selling.

Wenbin Mao, aged 47, graduated from Beijing Foreign Studies University and obtained Finance degree. Wenbin Mao has extensive knowledge in trading and business design. He founded and has been serving as general manager in Shenzhen Xing Yao International Film & Television Media Ltd since year 2016, Due to his over 20 years of experience in business administrative, he was appointed as the director of CXJ Group Co., Ltd.

Baiwan Niu, aged 39, graduated from Ping Ding Shan Colleague and obtained Computer degree. Baiwan Niu has extensive knowledge in branding and business design. He founded and has been serving as general manager in Shenzhen Jiao Rui International Trading Ltd since year 2015, due to his over 18 years of experience in brand management experience, he was appointed as the director of CXJ Group Co., Ltd.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

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In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company’s financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company’s internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in certain legal proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Pre-Transaction - CXJ Group Co Limited

The following table sets forth the compensation earned during the past two fiscal years by the person who served as our principal executive officer for the year ended of May 31, 2020 and May 31,2019.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compen- Sation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Lixin Cai, CEO	2020	$26,070	-	-	-	-	-	-	26,070
	2019	-	-	-		-	-	-	-
Cuiyao LUO, CFO	2020	-	-	-	-	-	-	-	-
	2019	-	-	-	-	-	-	-	-
Xinrui Wang, Director	2020	-	-	-	-	-	-	-	-
	2019	-	-	-	-	-	-	-	-
Wenbin Mao, Director	2020	-	-	-	-	-	-	-	-
	2019	-	-	-	-	-	-	-	-
Baiwan Niu, Director	2020	-	-	-	-	-	-	-	-
	2019	-	-	-	-	-	-	-	-

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Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

There are no current outstanding equity awards to our executive officers as of May 31, 2020.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

The directors of the Company receive no extra compensation for their services on our Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the date of this Report by: (i) each of our directors; (ii) each of our executive officers; (iii) all of our current executive officers and directors as a group, Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

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Based on 101,487,017 shares of common stock issued and outstanding as of the date of this Registration Statement. The number and percentage of shares beneficially owned is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown that are beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

Number of Shares Total Beneficially Held

Name and Address of Beneficial Owner (1)	Beneficially Held	Percent
Directors and Officers
Xinrui Wang	85,088,500	83.84%
Wenbin Mao	10,500,000	10.35%
Baiwan Niu	4,500,000	4.43%
Lixin Cai(2)	1,364,800	1.34%
Luo Cuiyao	-	-

All officers and directors as a group (5 people)

(1)	The mailing address for each person is :

Xinrui Wang: Room 1004 Block 1 Section C, Feng Huang Cheng, CangZhou City, Hebei, China

Wenbin Mao: RM 202, Block 3 Unit Ding, WeiYe Zhenpin, Lanling north road, Changzhou City, Jiangsu,, China

Baiwan Niu: Group 2, Guanzhai Village, Lankao county, Sanyizhai town, Henan, China.

New Charles Technology Group Ltd: OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands

(2)	Held through New Charles Technology Group Ltd. Includes 1,364,800 shares issued in exchange for his interest in CXJ Investment Group Company Ltd. of which Mr. Lixin Cai is the sole director and shareholder.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

On March 04, 2019, the eight judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for the Company, proper notice having been given to the officers and directors of Global Entertainment Corporation. There was no opposition. On June 18, 2019, control of the Company was transferred by the entity controlled by Custodian Ventures, LLC to Mr. Xinrui Wang, our director, by selling him 10,000,000 shares of Series A Preferred stock and 17,700,000 shares of common stock for a purchase price of $175,000.

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On October 4, 2019, Xinrui Wang, entered into a Stock Purchase Agreement to pursuant to which the Seller agreed to sell to Wenbin Mao and Baiwan Niu, 1,050,000 and 450,000 separately preferred stock of the Company owned by the Seller, for an amount of $1,050 and $450 separately. On October 8, 2019, Xinrui Wang, Wenbin Mao and Baiwan Niu effectuated a 1 for 10 conversion to convert all their preferred stock totaling 10,000,000 to 100,000,000 common shares. Following the conversion, Xinrui Wang holds 85,088,500 shares of common stock, Wenbin Mao hold the common stock 10,500,000 and Baiwan Niu hold the common stock 4,500,000, there was no preferred stock outstanding of the Company as of October 8, 2019.

On May 28, 2020, we consummated the transactions contemplated by the Share Exchange Agreement among the Company, CXJ Investment Group Company Ltd., a British Virgin Islands corporation (“CXJ”) and the solely shareholder of CXJ, pursuant to which we acquired all the ordinary shares of CXJ in exchange for the issuance to the shareholders of CXJ of an aggregate of 1,364,800 shares of the Company.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Director Independence

Our board of directors is currently composed of three single members. We do not believe that our directors are independent in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimates except for the SEC filing fee.

SEC filing fee	$5,127
Legal fees and expenses	$50,000
Accounting fees and expenses	$50,000
Total	$105,127

SELLING SHAREHOLDERS

Name of Selling Shareholders*	Beneficial Ownership Before the Offering	Shares of Common Stock Included in Prospectus	Beneficial of Ownership After the Offering	Percentage Ownership After the Offering
Xinrui Wang(1)	85,088,500	10,000,000	75,088,500	73.99%
Wenbin Mao(2)	10,500,000	3,000,000	7,500,000	7.39%
Baiwan Niu(3)	4,500,000	1,000,000	3,500,000	3.45%
New Charles Technology Group Ltd(4)	1,364,800	100,000	1,264,800	1.25%

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* On October 4, 2019, Xinrui Wang, entered into a Stock Purchase Agreement to pursuant to which the Seller agreed to sell to Wenbin Mao and Baiwan Niu, 1,050,000 and 450,000 separately preferred stock of the Company owned by the Seller, for an amount of $1,050 and $450 separately. On October 8, 2019, Xinrui Wang, Wenbin Mao and Baiwan Niu effectuated a 10 for 1 conversion to convert all their preferred stock totaling 10,000,000 to 100,000,000 common shares. Following the conversion, Xinrui Wang holds 85,088,500 shares of common stock.Wenbin Mao hold the common stock 10,500,000 and Baiwan Niu hold the common stock 4,500,000. There was no preferred stock outstanding of the Company as of October 8, 2019.

(1)	8,000,000 shares of common stock were issued upon conversion of Series A Preferred Stock by Xinrui Wang, who is on the board of directors.

(2)	The 10,500,000 shares of common stock were issued upon the conversion of Series A Preferred Stock sold from Xinrui Wang to Wenbin Mao, who is on the board of directors.

(3)	The 4,500,000 shares of common stock were issued upon conversion of Series A Preferred Stock sold from Xinrui Wang to Baiwan Niu, who is on the board of directors.

(4)	The 100,000 shares were issued to New Charles Technology Group Ltd. in exchange for his interest in CXJ Investment Group Company Ltd. of which Mr. Lixin Cai is the sole director and shareholder.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Effect of Sales on Our Shareholders

All shares of common stock that are covered by this prospectus are expected to be freely tradable. The sale by the selling shareholders of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile.

PLAN OF DISTRIBUTION

The Selling Shareholders and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares of our common stock covered by this prospectus on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Shareholder may sell all or a portion of their respective shares of common stock covered by this prospectus from time to time at the fixed price of $1.00. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in the transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange; [ ] privately transactions;
●	short sales;
●	through the listing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
●	broker-dealers may agree with the selling shareholders to sell a specified number of such Shares at a stipulated price;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

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Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholders and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In connection with the sale of our common stock, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver shares to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell such shares.

Neither we nor the selling shareholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between the selling shareholders, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder, and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. Any commissions, discounts or other fees payable to brokers-dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

We have agreed to indemnify those selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus up to an amount not to exceed the net proceeds of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5.

This offering will terminate on the date that all shares offered by this prospectus have been sold by the selling shareholders.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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Penny Stock Rules

Our shares of common stock are subject to the “penny stock” rules of the Exchange Act. In general terms, “penny stock” is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer’s net tangible assets or revenues. In the last case, the issuer’s net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer’s average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of stockholders to sell their shares.

DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, each as amended and restated, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 490,000,000 shares of Common Stock, par value $0.001. As of the date of this Report, there were 101,487,017 shares of Common Stock issued and outstanding.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, all rights to vote and all voting power shall be vested in the holders of common stock. Each share of common stock shall entitle the holder thereof to one vote. Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors. Holders of Common Stock are also entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs.

Transfer Agent

The transfer agent for our capital stock is Action Stock Transfer Corporation, with an address of 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121. The telephone number is (801) 274-1088.

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Anti-Takeover Effects of Certain Provisions of Nevada Law

Effect of Nevada Anti-takeover Statute. We are subject to Section 78.438 of the Nevada Revised Statutes, an anti-takeover law. In general, Section 78.438 prohibits a Nevada corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. Section 78.439 provides that business combinations after the three year period following the date that the stockholder becomes an interested stockholder may also be prohibited unless approved by the corporation’s directors or other stockholders or unless the price and terms of the transaction meet the criteria set forth in the statute.

Section 78.416 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder or any other corporation which is an affiliate or associate of the interested stockholder;
●	any sale, transfer, pledge or other disposition of the assets of the corporation involving the interested stockholder or any affiliate or associate of the interested stockholder if the assets transferred have a market value equal to 5% or more of all of the assets of the corporation or 5% or more of the value of the outstanding shares of the corporation or represent 10% or more of the earning power of the corporation;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation with a market value of 5% or more of the value of the outstanding shares of the corporation;
●	the adoption of a plan of liquidation proposed by or under any arrangement with the interested stockholder or any affiliate or associate of the interested stockholder;
●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder; or
●	the receipt by the interested stockholder or any affiliate or associate of the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 78.423 defines an interested stockholder as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Control Share Acquisitions. Sections 78.378 through 78.3793 of the Nevada Revised Statutes limit the voting rights of certain acquired shares in a corporation. The provisions apply to any acquisition of outstanding voting securities of a Nevada corporation that has 200 or more stockholders, at least 100 of which are Nevada residents, and conducts business in Nevada (an “issuing corporation”) resulting in ownership of one of the following categories of an issuing corporation’s then outstanding voting securities: (i) twenty percent or more but less than thirty-three percent; (ii) thirty-three percent or more but less than fifty percent; or (iii) fifty percent or more. The securities acquired in such acquisition are denied voting rights unless a majority of the security holders approve the granting of such voting rights. Unless an issuing corporation’s articles of incorporation or bylaws then in effect provide otherwise: (i) voting securities acquired are also redeemable in part or in whole by an issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to an issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities, and (ii) if outstanding securities and the security holders grant voting rights to such acquiring person, then any security holder who voted against granting voting rights to the acquiring person may demand the purchase from an issuing corporation, for fair value, all or any portion of his securities. These provisions do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or made in connection with certain mergers or reorganizations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172 or (305) 836-68 ECXJ. In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

LEGAL MATTERS

McMurdo Law Group, LLC will opine on the validity of the shares being offered hereby.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal year ended May 31, 2020 and 2019 have been audited by Total Asia Associates PLT, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of CXJ Group Co., Limited

Room 1903-1,No.1 building, Xizi International center, Jianggan District, Hangzhou City, Zhejiang Province, China

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CXJ Group Co., Limited and its subsidiaries (the ‘Company’) as of May 31, 2020 and 2019, and the related consolidated statements of operation and comprehensive, stockholders’ equity, and cash flows for each of the years in the two year period ended of May 31, 2020 and 2019 , and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two year period ended May 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, for the year ended May 31, 2020 the Company incurred a net loss and having net current liabilities and shareholders’ deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have served as the Company’s auditor since 2020.

/s/ Total Asia Associates PLT
TOTAL ASIA ASSOCIATES PLT

Kuala Lumpur, Malaysia

September 4, 2020.

F-1

CXJ GROUP CO., LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF May 31, 2020, AND 2019

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	As of May 31,
	2020	2019
ASSETS
CURRENT ASSETS
Account receivables	436,620	-
Deposits paid, prepayments and other receivables	2,518,698	-
Inventories	124,658	-
Due from a director	115,868	-
Due from a shareholder	51,458	-
Cash and cash equivalents	$15,588	$-

Total current assets	3,262,890	-

NON-CURRENT ASSETS
Operating lease right-of-use assets	192,741	-
Intangible assets	29,646	-

Total non-current assets	222,387	-

TOTAL ASSETS	$3,485,277	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Account payables	156,955	-
Accrued expenses and other payables	3,735,680	1,431
Amount due to a director	26,302	12,781
Operating lease liabilities, net of current portion	83,044	-

Total current liabilities	4,001,981	14,212

NON-CURRENT LIABILITIES
Operating lease liabilities, non-current portion	112,759	-

TOTAL LIABILITIES	4,114,740	14,212

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 490,000,000 and 50,000,000 shares authorized, 101,487,017 and 24,356,062 shares issued and outstanding as of May 31, 2020 and May 31, 2019 respectively	101,487	24,356
Additional paid-in capital	-	4,343
Accumulated other comprehensive income	7,215	-
Accumulated deficit	(738,165)	(42,911)

TOTAL STOCKHOLDERS’ EQUITY	(629,463)	(14,212)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,485,277	$-

F-2

CXJ GROUP CO., LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED MAY 31, 2020, AND 2019

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	For the year ended May 31,
	2020		2019
REVENUE	$		$
- Non-related party		803,840		-

COST OF REVENUE		(614,967)		-

GROSS PROFIT		188,873		-

OTHER INCOME		7,926		-

Selling and distribution expenses		(529,780)		-
GENERAL AND ADMINISTRATIVE EXPENSES		(348,067)		(31,912)

LOSS FROM OPERATIONS		(681,048)		(31,912)

INTEREST INCOME				-

LOSS BEFORE INCOME TAX		(681,048)		(31,912)

INCOME TAXES EXPENSE		(1,418)		-

NET LOSS		$(682,466)		$(31,912)

Other comprehensive income:		-		-
- Foreign exchange adjustment gain		7,215		-
COMPREHENSIVE LOSS		$(675,251)		$-

Net loss per share - Basic and diluted		(0.01)		$-

Weighted average number of common shares outstanding – Basic and diluted		76,426,231		-

F-3

CXJ GROUP CO., LIMITED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICITS

FOR THE YEARS ENDED MAY 31, 2020, AND 2019

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	COMMON STOCK		ADDITIONAL	ACCUMULATED OTHER		TOTAL
	Number of shares	Amount	PAID-IN CAPITAL	COMPREHENSIVE INCOME	ACCUMULATED DEFICIT	STOCKHOLDER’ DEFICIT

Balance as of June 1, 2018	6,656,062	$6,656	$4,343	$-	$(10,999)	$-
Common stock issued	17,700,000	17,700	-	-	-	17,700
Net Loss	-	-	-	-	(31,912)	(31,912)
Balance as of May 31, 2019	24,356,062	24,356	4,343	-	(42,911)	(14,212)
1 for 200 reverse stock split	(24,233,845)	(24,234)	24,234	-	-	-
Preferred Stock issued and converted to common stock	100,000,000	100,000	(90,000)	-	-	10,000
Common stock issued	1,364,800	1,365	4,093,088	-	-	4,094,453
Acquisition of subsidiary	-	-	(4,031,665)	-	(12,788)	(4,044,453)
Net Loss	-	-	-	-	(682,466)	(682,466)
Accumulated other comprehensive income	-	-	-	7,215	-	7,215
Balance as of May 31, 2020	101,487,017	101,487	-	7,215	(738,165)	(629,463)

F-4

CXJ GROUP CO., LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MAY 31, 2020, AND 2019

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	For the year ended May 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(682,466)	$(31,912)
Adjustments to reconcile net loss to net cash used in operating activities
Acquisition of subsidiary	50,000	-
Conversion of preferred shares to common shares	10,000	-
Operating lease expense	60,129	-
Changes in operating assets and liabilities:
Accounts receivables	(436,620)	-
Prepayments, deposits and other receivables	(2,518,698)	-
Inventory	(124,658)	-
Due from a director	(119,363)	-
Due from a shareholder	(1,458)	-
Due from a related company	13,521	-
Accounts payable	172,168	-
Operating lease liabilities	(52,154)	-
Other payables, advanced received and accrued liabilities	3,719,036	1,431

Net cash provided by/(used in) operating activities	89,437	(30,481)

CASH FLOWS FROM INVESTING ACTIVITY:
Purchase of intangible assets	(29,646)	-

Net cash used in investing activity	(29,646)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan (to)/from related party	(46,505)	17,700
Advances to directors	-	12,781

Net cash (used in)/provided by financing activities	(46,505)	30,481

Effect of exchange rate changes on cash and cash equivalents	2,302	-

Net change in cash and cash equivalents	15,588	-
Cash and cash equivalents, beginning of year	-	-
		-
CASH AND CASH EQUIVALENTS, END OF YEAR	$15,588	$-

F-5

CXJ GROUP CO., LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended May 31, 2020 and 2019

Currency expressed in United States Dollars (“US$”), except for number of shares)

Note 1. Company Overview

CXJ Group Co., Limited (“we”, “us”, the “Company” or “ECXJ”) was originally incorporated in State of Nevada on August 20, 1998 under the name Global II, Inc and underwent several name changes prior to its current name. Until August 2019, the Company was known as Global Entertainment Corp., which was a dormant company.

On March 04, 2019, the eight judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for the Company, proper notice having been given to the officers and directors of Global Entertainment Corporation. There was no opposition. On June 18, 2019, control of the Company was transferred by the entity controlled by Custodian Ventures, LLC to Xinrui Wang, our director, by selling him 10,000,000 shares of Series A Preferred stock and 17,700,000 shares of common stock for a purchase price of $175,000.

On June 21, 2019, Lixin Cai was appointed act as the new President, CEO, Secretary and Chairman of the Board of Directors of the Company. On June 21, 2019, Cuiyao Luo was appointed act as the new CFO, Treasurer and Member of the Board of Directors of the Company. On September 30, 2019, the Company appointed three more members to the Board of Directors of the Company, and they are Xinrui Wang, Wenbin Mao and Baiwan Niu.

Effective July 9, 2019 we changed our name from Global Entertainment Corp to CXJ Group Co., Limited. On July 12, 2019, the Company effectuated a 1 for 200 reverse stock split, while the authorized shares of common stock and preferred shares totally had been increased to 500,000,000. As a result of the foregoing we changed our trading symbol from GNTP and began trading as ECXJ on August 5, 2019.

On October 4, 2019, Xinrui Wang (the “Seller”), entered into a Stock Purchase Agreement to pursuant to which the Seller agreed to sell to Wenbin Mao and Baiwan Niu (the “Purchasers”), totaling 1,500,000 preferred stock of the Company (“Shares”) owned by the Seller, for an amount of $1,500. On October 8, 2019, Xinrui Wang, Wenbin Mao and Baiwan Niu effectuated a 1 for 10 conversion to convert all their preferred stock totaling 10,000,000 to 100,000,000 common shares. As a result of the conversion, there was no preferred stock outstanding of the Company as of October 8, 2019.

On May 28, 2020, we consummated the transactions contemplated by the Share Exchange Agreement among the Company, CXJ Investment Group Company Limited, a British Virgin Islands Corporation (“CXJ”) and the shareholder of CXJ, pursuant to which we acquired all the ordinary shares of CXJ in exchange for the issuance to the shareholder of CXJ of an aggregate of 1,364,800 shares of the Company. The shareholder is the selling security holder in this prospectus and are all affiliates. As a result of the transactions contemplated by the Share Exchange, CXJ became a wholly-owned subsidiary of the Company.

ECXJ, through its wholly owned subsidiary, CXJ and its subsidiaries and the VIE own and operate an active automobiles products trading and services business in the People’s Republic of China. Our business is supporting our alliance with products and technical services enable them to service consumers in China.

Note 2. Summary of Significant Accounting Policies

(a)	Basis of presentation and liquidation

F-6

The accompanying consolidated balance Sheets as of May 31, 2020 and 2019 and the consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flow for the year ended May 31, 2020 and 2019 have been prepared by the Company is in conformity with generally accepted accounting principles in the United States (“US GAAP”).

The Company incurred net loss of $682,466, $31,912 during the year ended May 31, 2020 and 2019, respectively. As of May 31, 2020, and 2019, the Company had an accumulated deficit of $738,165 and $42,911, respectively. Although it was loss in these two years, the Company generated/(used in) net cash inflow from operations of $89,437 and ($30,481) during the years ended May 31, 2020 and 2019, respectively.

As of May 31, 2020, and 2019, the Company had cash and cash equivalents of $15,588 and $nil, the current liability of $4,001,981 and $14,212. The Company’s China subsidiaries and VIE are subject to preapproval from the State Administration of Foreign Exchange (“SAFE”) for non-domestic financing. Additionally, the amount of cash available for transfer from the China subsidiaries and the VIE for use by the Company’s non-China subsidiaries is also limited both by the liquidity needs of the subsidiaries in China and the restriction on foreign currency exchange by Chinese-government mandated limitations including currency exchange controls on certain transfers of funds outside of China.

The company currently is seeking to restructure the terms of our liabilities by raising funds to pay off liabilities. Our ability to continue as a going concern is depend upon obtaining the necessary financing or negotiating the terms of the existing borrowing to meet our current and future liquidity need.

(b)	Principles of consolidation

The accompanying consolidated financial statements include the financial statements of the Company, its subsidiaries and the VIE. All significant inter-company transactions and balances between the Company, its subsidiaries and the VIE have been eliminated upon consolidation.

To comply with PRC laws and regulations, the Company provides substantially trading of exhaust cleaner and brand name management service in China via its VIE, which hold critical operating licenses that enable the Company to do business in China. Substantially all of the Company’s revenues, costs and net income (loss) in China are directly or indirectly generated through these VIE. The Company has signed various agreements with its VIE and legal shareholders of the VIE to allow the transfer of economic benefits from the VIE to the Company and to direct the activities of the VIE.

The Company believes that the contractual arrangements among its subsidiaries, the VIE and its shareholders are in compliance with the current PRC laws and legally enforceable. However, uncertainties in the interpretation and enforcement of the PRC laws, regulations and policies could limit the Company’s ability to enforce these contractual arrangements. As a result, the Company may be unable to consolidate the VIE and its subsidiary in the consolidated financial statements. The Company’s ability to control its VIE also depends on the authorization by the shareholders of the VIE to exercise voting rights on all matters requiring shareholders’ approval in the VIE. The Company believes that the agreements on authorization to exercise shareholder’s voting power are legally enforceable. In addition, if the legal structure and contractual arrangements with its VIE were found to be in violation of any future PRC laws and regulations, the Company may be subject to fines or other actions. The Company believes the possibility that it will no longer be able to control and consolidate its VIE as a result of the aforementioned risks and uncertainties is remote.

The following table sets forth its subsidiaries and the VIE, including their country of incorporation or residence and our ownership interest in such subsidiaries. Please see Note 4”VIE Structure and Arrangement”.

Subsidiaries:	Date of incorporation	Interest %	Place of incorporation

CXJ Investment Group Company Ltd	2020/2/19	100%	BVI
CXJ (HK) Technology Group Company Ltd	2020/3/11	100%	Hong Kong
CXJ (SHENZHEN) TECHNOLOGY CO., LTD	2020/5/26	100%	PRC
VIE:
CXJ TECHNOLOGY (HANGZHOU) CO., LTD	2019/3/28	100%	PRC

F-7

(c)	Use of estimates

The accompanying consolidated financial statements have been prepared in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but not limited to economic lives and impairment of long-lived assets, valuation allowance for deferred tax assets, and uncertain tax position. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(d)	Foreign currency

The functional currency of the Company, CXJ Group Co., Ltd, CXJ Investment Group Company Ltd and CXJ (HK) Technology Group Company Ltd is US Dollar. The VIE determined their functional currency to be Chinese Remibi, or RMB based on the criteria of ASC 830, Foreign Currency Matters. The Company uses USD as its reporting currency.

The Company uses the average exchange rate for the year and the exchange rate at the balance sheet date to translate the operating results and financial position, respectively. The Company also uses the historical exchange rate at the initial transaction date to translate the capital and various reserve items. Translation differences are recorded in accumulated other comprehensive income (loss), a component of shareholders’ deficits.

(e)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits placed with banks or other financial institutions and have original maturities of less than three months.

(f)	Accounts Receivable and allowance for doubtful accounts

Accounts receivable are stated at the historical carrying amount net of allowance for doubtful accounts.

The Company maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the debtors as well as the age of the individual receivables balance. Additionally, the Company makes specific bad debt provisions based on any specific knowledge the Company has acquired that might indicate that an account is uncollectible. The facts and circumstances of each account may require the Company to use substantial judgment in assessing its collectability.

(g)	Inventories, net

Inventories, consisting of finished goods, work in process, and raw materials. Inventories are stated at the lower of cost and net realizable value. Cost of inventory is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving and obsolete inventory, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased.

(h)	Prepayments

Prepayments are mainly consisted of prepaid income tax, rental, prepayments for consulting fee and advances to supplies.

F-8

(i)	Intangible assets, net

The Company’s intangible assets with definite useful lives primarily consist of software, non-patent technology and land use right. The Company typically amortizes its software and non-patent technology with definite useful lives on a straight-line basis over the shorter of the contractual terms or the estimated useful lives.

According to the law of PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government for a specified period of time. The Company amortizes its land use rights using the straight-line method over the periods the rights are granted.

The estimated useful lives are as follow:

Non-patent technology	5 years

(j)	Impairment of long-lived assets other than goodwill

The Company evaluates its long-lived assets, including fixed assets and intangible assets with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, the Company evaluates the recoverability of long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company recognizes an impairment loss based on the excess of the carrying amount of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available.

For all periods presented, there was no impairment of any of the Company’s long-lived assets.

(k)	Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, amount due from/to related parties, merchant deposits, payables to merchants. The carrying values of these financial instruments approximate their fair values due to their short-term maturities.

The Company applies ASC 820, Fair Value Measurements and Disclosures, (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Other inputs that are directly or indirectly observable in the marketplace.

Level 3—Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

F-9

(l)	Revenue recognition

Effective March 20, 2017, the Company early adopted ASU 2014-09, Revenue from Contracts with Customers (ASC Topic 606). Under Topic 606, revenues are recognized when the promised products have been confirmed of delivery or services have been transferred to the consumers in amounts that reflect the consideration the customer expects to be entitled to in exchange for those services. The Company presents value added taxes (“VAT”) as reductions of revenues. The Company recognizes revenues net of value added taxes (“VAT”) and relevant charges.

Product Revenue

We generate revenue primarily from the sales of automobile exhaust cleaners and auto parts directly to members. We recognize product revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by or shipped to our customers. Our sales arrangements for automobile exhaust cleaners and auto parts usually require a full prepayment before the delivery of products.

We also generate revenue from the sales of auto parts directly to the members, such as a business or individual engaged in auto parts businesses. We recognize revenue at a point in time when products are delivered and customer acceptance is made. For the sales arrangements of auto parts products, we generally require payment upon issuance of invoices.

Service Revenue

We also generate revenue from brand name authorization fee and brand name management service under separate contracts. Revenue from brand name authorization and management services include service fees for provision of brand name “teenage hero car” to our members, and provision of management service. Revenue from the maintenance service to the members is recognized at a point in time when services are provided. Revenue from the management service to the customer is recognized as the performance obligation is satisfied over time over the contracting period.

(m)	Sales and Marketing expense

Selling and handling costs amounted to $529,780 and $nil for the year ended May 31, 2020 and 2019, respectively. Selling and marketing costs are expensed as incurred and included in selling expenses.

(n)	General and administrative expenses

General and administrative expenses consist primarily of research and development expenses, salary and welfare for general and administrative personnel, rental expenses, entertainment expenses, general office expenses and professional service fees.

(o)	Operating Leases

Prior to the adoption of ASC 842 on January 1, 2019:

Leases, mainly leases of factory buildings, offices and employee dormitories, where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Payments made under operating leases are recognized as an expense on a straight-line basis over the lease term. The Company had no finance leases for any of the periods stated herein.

Upon and hereafter the adoption of ASC 842 on January 1, 2019:

F-10

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s consolidated balance sheets. Please refer to Note 2-Recently adopted accounting pronouncements for the disclosures regarding the Company’s method of adoption of ASC 842 and the impacts of adoption on its consolidated balance sheets, results of operations and cash flows. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and(c) initial direct costs.

(p)	Value-added taxes

Revenue is recognized net of value-added taxes (“VAT”). The VAT is based on gross sales price and VAT rates applicable to the Company is 17% for the period from the beginning of 2018 till the end of April 2018, then changed to 16% from May 2018 to the end of March 2019, and changed to 13% from April 2019. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded as VAT payable if output VAT is larger than input VAT and is recorded as VAT recoverables if input VAT is larger than output VAT. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities.

(q)	Income taxes

The Company followed the liability method of accounting for income taxes in accordance with ASC 740, Income Taxes, or ASC 740. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company recorded a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

The Company accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties related to unrecognized tax benefit recognized in accordance with ASC 740 are classified in the consolidated statements of comprehensive loss as income tax expense.

British Virgin Island

Under the current tax laws of British Virgin Island, the Company and its subsidiaries are not subject to tax on their income or capital gains. In addition, upon of dividends by the Company to its shareholders, no British Virgin Island withholding tax will be imposed.

United States

Under the current tax laws of United States, the Company and its subsidiaries are not subject to tax on their income or capital gains. In addition, upon of dividends by the Company to its shareholders, no United States withholding tax will be imposed.

P.R.C China

The China Corporate Income Tax Law (“CIT Law”) became effective on January 1, 2008. Under the CIT Law, China’s dual tax system for domestic enterprises and foreign investment enterprises (“FIEs”) was effectively replaced by a unified system. The new law establishes a tax rate of 25% for most enterprises. The Company’s VIE through which the majority of our business in China is applicable to this tax rate

F-11

The following table reconciles the PRC statutory rates to the Company’s effective tax rate for the year ended May 31, 2020 and 2019, respectively:

	For the year ended May 31,
	2020	2019
PRC statutory rate	25%	25%
Net operating losses for which no deferred tax assets was recognized	(25.0)	(25.0)
The Company’s expense is out of limit than that of PRC statutory tax policy allowed	16.5	0.0
Effective income tax rate	16.5%	0.0%

Income tax expense for the year ended May 31, 2020 and 2019 is as follows:

	For the year ended May 31,
	2020	2019
Current	1,418	-
Deferred	-	-
Income tax expense	1,418	-

(r)	Employee benefit expenses

As stipulated by the regulations of the PRC, full-time employees of the Company are entitled to various government statutory employee benefit plans, including medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Company is required to make contributions to the plan and accrues for these benefits based on certain percentages of the qualified employees’ salaries.

(s)	Comprehensive income (loss)

Comprehensive income (loss) is defined as the changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Company’s comprehensive income (loss) includes net loss and foreign currency translation adjustment and is presented in the consolidated statements of operations and comprehensive income (loss).

(t)	Loss per share

Basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period using the two-class method. Under the two-class method, net loss is allocated between ordinary shares and other participating securities based on their participating rights. Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary equivalent shares consist of shares issuable upon the exercise of share options using the treasury stock method. Ordinary equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such shares would be anti-dilutive.

(u)	Segment reporting

The Company follows ASC 280, Segment Reporting. The Company’s Chief Executive Officer as the chief operating decision-maker reviews the consolidated financial results when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has only one reportable segment. The Company operates and manages its business as a single segment. As the Company’s long-lived assets are substantially all located in the PRC and substantially all the Company revenues are derived from within the PRC, no geographical segments are presented.

F-12

(v)	Recent accounting pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), as amended, which generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. The Company adopted the new standard effective January 1, 2019 and elected the package of practical expedients permitted under the transition guidance, which allows to carryforward our historical lease classification, and initial direct costs for any leases that exist prior to adoption of the new standard. The Company will also keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of income on a straight-line basis over the lease term. The Company estimates approximately US$374,341 would be recognized as total right-of-use assets and total lease liabilities on its consolidated balance sheet as of June 1, 2019. Other than additional disclosure, the Company does not expect the new standard to have a material impact on its consolidated financial statements.

Note 3. Acquisition

On March 28, 2019, Mr. Cai, Lixin (Mr. Cai), the Company’s Chairman of the Board and Chief Executive Officer and Chief Financial Officer, incorporated CXJ Technology (Hangzhou) Co., Ltd (“CXJHZ”) in Hangzhou, China. Mr. Cai in turn incorporated CXJ Investment Group Company Ltd (“CXJ”), CXJ (HK) Technology Group Company Ltd (“CXJHK”), and CXJ (Shenzhen) Technology Co., Ltd (“CXJSZ”) and reorganized these entities with CXJ being a holding entity with the solely shareholder. As a result of the reorganization, CXJ owns 100% interest in CXJHK and CXJHK owns 100% interest in CXJSZ. CXJSZ controls 100% interest in CXJHZ through VIE contractual arrangements as disclosed in Note 4. Such reorganization was completed on May 28, 2020.

On June 18, 2019, the Company underwent a change of control as a result of the transfer of 10,000,000 shares of Series A Preferred stock (which voted on a 10 for one basis at the time of the change of control) from Custodian Ventures, LLC and 17,700,000 shares of common stock to Xinrui Wang.

On May 28, 2020, we consummated the transactions contemplated by the Share Exchange Agreement among the Company, CXJ Investment Group Company Limited (“CXJ”), a British Virgin Islands Corporation and the shareholder of CXJ, pursuant to which we acquired all the ordinary shares of CXJ in exchange for the issuance to the shareholder of CXJ of an aggregate of 1,364,800 shares of the Company. The shareholder is the selling security holder in this prospectus and are all affiliates. As a result of the transactions contemplated by the Share Exchange, CXJ became a wholly-owned subsidiary of the Company.

The Company accounted for above transaction as a reverse acquisition under ASC Subtopic 805-40, based on the fact that the CXJ is an accounting acquirer and the Company is the accounting acquiree. Meanwhile, the CXJ retrospectively consolidates the Company and as if it had been owned by CXJ since May 28, 2020, the date the Company was acquired by Mr. Lixin Cai, in accordance with ASC Subtopic 805-50.

Note 4. VIE Structure and Arrangements

The Company consolidates VIE in which it holds a variable interest and is the primary beneficiary through contractual agreements. The Company is the primary beneficiary because it has the power to direct activities that most significantly affect their economic performance and have the obligation to absorb the majority of their losses or benefits. The results of operations and financial position of the VIE are included in the Company’s consolidated financial statements.

F-13

In order to operate its business in PRC and to comply with PRC laws and regulations that prohibit or restrict foreign ownership of companies that provides value-added services, the Company entered into a series of contractual agreements with the VIE: CXJ Technology (Shenzhen) Co., Ltd. (“CXJSZ”). These contractual agreements may not be terminated by the VIE, except with the consent of, or a material breach by us. Currently, the Company is still evaluating the overall operating strategy for business and does not have plan to provide any funding to the VIE. Please refer to Note 7 for associated regulatory risks.

The key terms of the VIE Agreements are summarized as follows:

(a)	Exclusive Consulting and Services Agreement

The WFOE has the exclusive right to provide technical service, marketing and management consulting service, financial support service and human resource support services to the VIE, and the VIE is required to take all commercially reasonable efforts to permit and facilitate the provision of the services by WFOE. As compensation for providing the services, WFOE is entitled to receive service fees from the VIE equivalent to the WFOE’s cost plus certain percentage of such costs as calculated on accounting policies generally accepted in the PRC. The WFOE and the VIE agree to periodically review the service fee and make adjustments as deemed appropriate. The term of the Technical Services Agreement is perpetual, and may only be terminated upon written consent of both parties.

(b)	Equity Pledge Agreement

The VIE’s shareholders pledged all of their equity interests in VIE (the “Collateral”) to WFOE, our wholly owned subsidiary in PRC, as security for the performance of the obligations to make all the required technical service fee payments pursuant to the Technical Services Agreement and for performance of the VIEs’ Shareholders’ obligation under the Call Option Agreement. The terms of the Equity Pledge Agreement expire upon satisfaction of all obligations under the Technical Services Agreement and Call Option Agreement.

(c)	Exclusive Option Agreement

The VIEs’ Shareholders granted an exclusive option to WFOE, or its designee, to purchase, at any time and from time to time, to the extent permitted under PRC law, all or any portion of the VIE’s shareholders’ equity in the VIE. The exercise price of the option shall be determined by WFOE at its sole discretion, subject to any restrictions imposed by PRC law. The term of the agreement is until all of the equity interest in the VIE held by the VIEs’. Shareholders are transferred to WFOE, or its designee and may not be terminated by any part to the agreement without consent of the other parties.

(d)	Power of Attorney

The VIE’s shareholders granted WFOE the irrevocable right, for the maximum period permitted by law, all of its voting rights as shareholders of the VIE. The VIE’s shareholders may not transfer any of its equity interest in the VIE to any party other than WFOE. The Power of Attorney agreements may not be terminated except until all of the equity in VIEs has been transferred to WFOE or its designee.

Note 5 .Shareholders’ equity

The Company has 490,000,000 shares of common stock authorized with a par value of $0.001 per share as of May 31, 2020 and 2019.

Effective July 9, 2019 we changed our name from Global Entertainment Corp to CXJ Group Co., Limited. On July 12, 2019, the Company effectuated a 1 for 200 reverse stock split, while the authorized shares of common stock and preferred shares totally had been increased to 500,000,000. As a result of the foregoing we changed our trading symbol from GNTP and began trading as ECXJ on August 5, 2019.

On October 4, 2019, Xinrui Wang (the “Seller”), entered into a Stock Purchase Agreement to pursuant to which the Seller agreed to sell to Wenbin Mao and Baiwan Niu (the “Purchasers”), totaling 1,500,000 preferred stock of the Company (“Shares”) owned by the Seller, for an amount of $1,500. On October 8, 2019, Xinrui Wang, Wenbin Mao and Baiwan Niu effectuated a 1 for 10 conversion to convert all their preferred stock totaling 10,000,000 to 100,000,000 common shares. As a result of the conversion, there was no preferred stock outstanding of the Company as of October 8, 2019.

On May 28, 2020, we consummated the transactions contemplated by the Share Exchange Agreement among the Company, CXJ Investment Group Company Limited, a British Virgin Islands Corporation (“CXJ”) and the shareholder of CXJ, pursuant to which we acquired all the ordinary shares of CXJ in exchange for the issuance to the shareholder of CXJ of an aggregate of 1,364,800 shares of the Company. The shareholder is the selling security holder in this prospectus and are all affiliates. As a result of the transactions contemplated by the Share Exchange, CXJ became a wholly-owned subsidiary of the Company.

F-14

Note 6 . Prepayment, deposits and other receivables

Prepaid expenses and other receivables consisted of the following at May 31, 2020 and May 31, 2019:

	As of
	May 31, 2020	May 31, 2019
Prepayment	110,382	-
Deposit	39,598	-
Other receivables	2,368,718	-
Total	$2,518,698	$-

Other receivables

Description	Amount (USD)	Remark
Staffs advance	3,099	-
VAT receivable	15,025	-
Expenses paid on behalf of the other companies	396,158	The amount due is unsecured, non-interest bearing and repayable on demand
Loan to other companies	1,954,436	The amount due is unsecured, non-interest and repayable within one and a half year
Total	2,368,718

As of May 31, 2020, the balance $39,598 represented the rental deposit and advanced payment to supplier, the balance $110,382 represented an outstanding prepaid expense and prepayment which included social security fee, housing fund, property management and employee receivables, the balance $2,368,718 represented other receivables, which included USD3,099 the employee receivables, USD15,025 VAT receivable, USD396,158 expenses paid on behalf of the other companies and USD1,954,436 loan to other companies, will repayable within one and a half year.

Note 7 . Intangible Assets

Intangible assets and related accumulated amortization were as follows:

	As of
	May 31, 2020	May 31, 2019
Software	29,646	-
Less: Accumulated amortization	-	-
Total	$29,646	$-

For the May ended, 2020, the Company has completed the development of the enterprise resource planning system (ERP) for the partners or clients, the system can be used on both PC/APP. The function can be classified into vehicles management, membership management, inventory management and financial management. The app for clients or partners is also available on WeChat mini program to manage consumers’ request and reservation. No amortization provision for the year ended May 31, 2020.

Note 8 . Advanced received, accrued expenses and other payables

	As of
	May 31, 2020	May 31, 2019
Accrued expenses	66,934	1,431
Advanced received	2,185,552	-
Other payables	1,483,194	-
Total	$3,735,680	$1,431

Advanced received

	USD	Remark
Goods purchases from customer	293,030
Brand name management fees from customers	606,606
Inbound marketing	1,285,916	Will recognize the revenue in the coming one year
Total	2,185,552

Other payables and accrued include accrued rental expenses, tax and surcharges payable, employee payables and payable to other companies. USD2,185,552 Advanced received from customers are including USD606,606 brand name management fee, USD293,030 goods purchases paid by customers and USD1,85,916 inbound marketing paid by customers that can recognized as revenue in the coming one year.

F-15

Note 9: Related party transaction

(a) Related party list

Names of related parties	Relationship with the Company
New Charles Technology Group Limited	Company controlled by the director
Lixin Cai	Director
Cuiyao Luo	Director

The Company had the following related party balances and transactions as of and for the year ended May 31, 2020 and as of and 2019. All related parties are controlled by either the founder or the directors of the Company and are providing professional services for the Company to facilitate its operation of the Company. These advanced balances are short-term in nature, bearing no interest, and due on demand.

Amounts due from related parties	As of
	May 31, 2020	May 31, 2019
Lixin Cai	115,868	-
New Charles Technology Group Limited	51,458	-

Total	$167,326	$-

For the years ended May 31, 2020, the amount $115,868 loan to the director “Lixin Cai”, The amount due is unsecured, interest free and has no fixed repayment term. As the reporting date, the amount due from the director is Nil. $51,458 to New Charles Technology Group Limited mainly represents $50,000 of unpaid authorized share capital, and New Charles Technology Group Limited will settle the outstanding balance in the coming year. For the remaining $1,458 of the balance, it represents the registration fee paid on behalf the company and will be settled before October 31, 2020.

Amounts due to related parties	As of
	May 31, 2020	May 31, 2019
Cuiyao Luo	26,302	12,781
Total	$26,302	$12,781

For the years ended May 31, 2020 and 2019, Cuoyao Luo advanced $26,302 and $12,781 to the company as working capital and to pay administrative expenses, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

Note 10. Lease Right-Of-Use Asset and Lease Liabilities

The Company officially adopted ASC 842 for the period on and after June 1, 2019 as permitted by ASU 2016-02. ASC 842 originally required all entities to use a “modified retrospective” transition approach that is intended to maximize comparability and be less complex than a full retrospective approach. On July 30, 2018, the FASB issued ASU 2018-11 to provide entities with relief from the costs of implementing certain aspects of the new leasing standard, ASU 2016-02 of which permits entities may elect not to recast the comparative periods presented when transitioning to ASC 842. As permitted by ASU 2018-11, the Company elect not to recast comparative periods, thusly.

As of June 1, 2019, the Company recognized approximately US$247,369, lease liability as well as right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. Lease liabilities are measured at present value of the sum of remaining rental payments as of June 1, 2019, with discounted rate of 3.25% adopted from The People’s Bank Of China’s base lending rate as a reference for discount rate, as this bank is the largest bank and national bank of China.

A single lease cost is recognized over the lease term on a generally straight-line basis. All cash payments of operating lease cost are classified within operating activities in the statement of cash flows.

F-16

The initial recognition of operating lease right and lease liability as follow:

Gross lease payable	259,257
Less: imputed interest	(11,888)
Initial recognition as of June 1, 2019	$247,369

As of May 31, 2020, operating lease right of use asset as follow:
Initial recognition as of June 1, 2019	247,369
Accumulated amortization	(54,628)
Balance as of May 31, 2020	$192,741

As of May 31, 2020, operating lease liability as follow:
Initial recognition as of June 1, 2019	247,369
Less: gross repayment	(56,390)
Add: imputed interest	4,824
Balance as of May 31, 2020	$195,803
Less: lease liability current portion	(83,044)
Lease liability non-current portion	$112,759

For the year ended May 31, 2020 and 2019, the amortization of the operating lease right of use asset are $54,628 and $0 respectively.

Maturities of operating lease obligation as follow:

Year ending May 31,	Operating Lease
2020	$83,044
2021	89,567
2022	23,192
Total	$195,803

Other information:

Year ended May 31, 2020

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating lease	57,032
Right-of-use assets obtained in exchange for operating lease liabilities	192,741
Remaining lease term for operating lease (years)	2.25
Weighted average discount rate for operating lease	3.25%

Lease expenses were $60,129 and $0 for the year ended May 31, 2020 and 2019, respectively.

Note 11: Subsequent event

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to the May 31, 2020 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-17

FINANCIAL STATEMENTS AND EXHIBITS

F-18

CXJ GROUP CO., LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF August 31, 2020 and May 31, 2020

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	August 31, 2020	May 31, 2020
	Unaudited	Audited
ASSETS
CURRENT ASSETS
Account receivables	672,015	436,620
Deposits paid, prepayments and other receivables	1,174,197	2,518,698
Inventories	71,387	124,658
Due from a director	-	115,868
Due from a shareholder	50,000	51,458
Cash and cash equivalents	$29,531	$15,588

Total current assets	1,997,130	3,262,890

NON-CURRENT ASSETS
Operating lease right-of-use assets	178,294	192,741
Intangible assets	51,148	29,646

Total non-current assets	229,442	222,387

TOTAL ASSETS	$2,226,572	$3,485,277

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Account payables	206,017	156,955
Accrued expenses and other payables	2,575,883	3,735,680
Amount due to a director	30,525	26,302
Operating lease liabilities, net of current portion	86,776	83,044

Total current liabilities	2,899,201	4,001,981

NON-CURRENT LIABILITIES
Operating lease liabilities, non-current portion	94,915	112,759

TOTAL LIABILITIES	2,994,116	4,114,740

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 490,000,000 and 490,000,000 shares authorized, 101,487,017 and 101,487,017 shares issued and outstanding as of August 31, 2020 and May 31, 2020 respectively	101,487	101,487
Additional paid-in capital	-	-
Accumulated other comprehensive income	(18,334)	7,215
Accumulated deficit	(850,697)	(738,165)

TOTAL STOCKHOLDERS’ EQUITY	(767,544)	(629,463)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,226,572	$3,485,277

F-19

CXJ GROUP CO., LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED August 31, 2020 and 2019

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	For the three months ended August 31,
	2020	2019
	Unaudited	Unaudited
REVENUE	$	$
- Non-related party	264,151	-

COST OF REVENUE	(127,378)	-

GROSS PROFIT	136,773	-

OTHER INCOME	1	1,406

Selling and distribution expenses	(157,185)	-
GENERAL AND ADMINISTRATIVE EXPENSES	(86,981)	(4,294)

LOSS FROM OPERATIONS	(107,392)	(2,888)

INTEREST INCOME	-	-

LOSS BEFORE INCOME TAX	(107,392)	(2,888)

INCOME TAXES EXPENSE	(5,140)	-

NET LOSS	$(112,532)	$(2,888)

Other comprehensive income:	-	-
- Foreign exchange adjustment (loss) gain	(25,549)	-
COMPREHENSIVE LOSS	$(138,081)	$(2,888)

Net loss per share - Basic and diluted	(0.00)	(0.00)

Weighted average number of common shares outstanding – Basic and diluted	101,487,017	32,508,236

F-20

CXJ GROUP CO., LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICITS

FOR THE THREE MONTHS ENDED August 31, 2020 and 2019

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

For the three months ended August 31, 2020

	COMMON STOCK		ADDITIONAL	ACCUMULATED OTHER		TOTAL
	Number of shares	Amount	PAID-IN CAPITAL	COMPREHENSIVE INCOME	ACCUMULATED DEFICIT	STOCKHOLDER’ DEFICIT

Balance as of May 31, 2020 (Audited)	101,487,017	101,487	-	7,215	(738,165)	(629,463)
Net Loss	-	-	-	-	(112,532)	(112,532)
Foreign currency translation	-	-	-	(25,549)	-	(25,549)
Balance as of August 31, 2020 (Unaudited)	101,487,017	101,487	-	(18,334)	(850,697)	(767,544)

For the three months ended August 31, 2019

	COMMON STOCK		ADDITIONAL	ACCUMULATED OTHER		TOTAL
	Number of shares	Amount	PAID-IN CAPITAL	COMPREHENSIVE INCOME	ACCUMULATED DEFICIT	STOCKHOLDER’ DEFICIT

Balance as of May 31, 2019 (Audited)	24,356,062	24,356	4,343	-	(42,911)	(14,212)
1 for 200 reverse stock split	(24,233,845)	(24,234)	24,234	-	-	-
Preferred stock iussed	10,000,000	10,000	-	-	-	10,000
Net Loss	-	-	-	-	(2,888)	(2,888)
Balance as of August 31, 2019 (Unaudited)	10,122,217	10,122	(28,577)	-	(45,799)	(7,100)

F-21

CXJ GROUP CO., LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED August 31, 2020 and 2019

(CURRENCY EXPRESSED IN UNITED STATES DOLLARS (“US$”), EXCEPT FOR NUMBER OF SHARES)

	For the three months ended August 31,
	2020	2019
	Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(112,532)	$(2,888)
Adjustments to reconcile net loss to net cash used in operating activities
Operating lease expense	21,481	-
Changes in operating assets and liabilities:
Accounts receivables	(235,395)	-
Prepayments, deposits and other receivables	1,342,121	-
Inventories	53,271	-
Due from a director	123,586	-
Due from a shareholder	-	-
Due from a related company	-	-
Accounts payable	53,847	-
Due to a director	-	1,000
Operating lease liabilities	(21,257)	-
Other payables, advanced received and accrued liabilities	(1,164,582)	1,888

Net cash provided by operating activities	60,540	-

CASH FLOWS FROM INVESTING ACTIVITY:
Purchase of intangible assets	(21,502)	-

Net cash used in investing activity	(21,502)	-

Effect of exchange rate changes on cash and cash equivalents	(25,095)	-

Net change in cash and cash equivalents	13,943	-
Cash and cash equivalents, beginning of year	15,588	-

CASH AND CASH EQUIVALENTS, END OF YEAR	$29,531	$-

F-22

CXJ GROUP CO., LIMITED

NOTES TO CONSOLIDATED STATEMENTS

FOR THE THREE MONTHS ENDED August 31, 2020 and year ended may 31, 2020

(Unaudited)

Note 1. Company Overview

CXJ Group Co., Limited (“we”, “us”, the “Company” or “ECXJ”) was originally incorporated in State of Nevada on August 20, 1998 under the name Global II, Inc and underwent several name changes prior to its current name. Until August 2019, the Company was known as Global Entertainment Corp., which was a dormant company.

On March 04, 2019, the eight judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for the Company, proper notice having been given to the officers and directors of Global Entertainment Corporation. There was no opposition. On June 18, 2019, control of the Company was transferred by the entity controlled by Custodian Ventures, LLC to Xinrui Wang, our director, by selling him 10,000,000 shares of Series A Preferred stock and 17,700,000 shares of common stock for a purchase price of $175,000.

On June 21, 2019, Lixin Cai was appointed act as the new President, CEO, Secretary and Chairman of the Board of Directors of the Company. On June 21, 2019, Cuiyao Luo was appointed act as the new CFO, Treasurer and Member of the Board of Directors of the Company. On September 30, 2019, the Company appointed three more members to the Board of Directors of the Company, and they are Xinrui Wang, Wenbin Mao and Baiwan Niu.

Effective July 9, 2019 we changed our name from Global Entertainment Corp to CXJ Group Co., Limited. On July 12, 2019, the Company effectuated a 1 for 200 reverse stock split, while the authorized shares of common stock and preferred shares totally had been increased to 500,000,000. As a result of the foregoing we changed our trading symbol from GNTP and began trading as ECXJ on August 5, 2019.

On October 4, 2019, Xinrui Wang (the “Seller”), entered into a Stock Purchase Agreement to pursuant to which the Seller agreed to sell to Wenbin Mao and Baiwan Niu (the “Purchasers”), totaling 1,500,000 preferred stock of the Company (“Shares”) owned by the Seller, for an amount of $1,500. On October 8, 2019, Xinrui Wang, Wenbin Mao and Baiwan Niu effectuated a 1 for 10 conversion to convert all their preferred stock totaling 10,000,000 to 100,000,000 common shares. As a result of the conversion, there was no preferred stock outstanding of the Company as of October 8, 2019.

On May 28, 2020, we consummated the transactions contemplated by the Share Exchange Agreement among the Company, CXJ Investment Group Company Limited, a British Virgin Islands Corporation (“CXJ”) and the shareholder of CXJ, pursuant to which we acquired all the ordinary shares of CXJ in exchange for the issuance to the shareholder of CXJ of an aggregate of 1,364,800 shares of the Company. The shareholder is the selling security holder in this prospectus and are all affiliates. As a result of the transactions contemplated by the Share Exchange, CXJ became a wholly-owned subsidiary of the Company.

ECXJ, through its wholly owned subsidiary, CXJ and its subsidiaries and the VIE own and operate an active automobiles products trading and services business in the People’s Republic of China. Our business is supporting our alliance with products and technical services enable them to service consumers in China.

Note 2. Summary of Significant Accounting Policies

(a)	Basis of presentation and liquidation

The condensed consolidated balance Sheets as of August 31, 2020 and May 31, 2020 and the condensed consolidated statements of operations and comprehensive income (loss), shareholders’ equity, and cash flow for the three months ended August 31, 2020 and 2019 have been prepared by the Company is in conformity with generally accepted accounting principles in the United States (“US GAAP”).

The Company incurred net loss of $112,532and $2,888 during the three months ended August 31, 2020 and 2019, respectively. As of August 31, 2020 and May 31, 2020, the Company had an accumulated deficit of $850,697 and $738,165, respectively. Although it was loss in these two years, the Company generated net cash inflow from operations of $60,540 and $0 during the three months ended August 31, 2020 and 2019, respectively.

As of August 31, 2020 and May 31, 2020, the Company had cash and cash equivalents of $29,531 and $15,588, the current liability of $2,899,201 and $4,001,981. The Company’s China subsidiaries and VIE are subject to preapproval from the State Administration of Foreign Exchange (“SAFE”) for non-domestic financing. Additionally, the amount of cash available for transfer from the China subsidiaries and the VIE for use by the Company’s non-China subsidiaries is also limited both by the liquidity needs of the subsidiaries in China and the restriction on foreign currency exchange by Chinese-government mandated limitations including currency exchange controls on certain transfers of funds outside of China.

The company currently is seeking to restructure the terms of our liabilities by raising funds to pay off liabilities. Our ability to continue as a going concern is depend upon obtaining the necessary financing or negotiating the terms of the existing borrowing to meet our current and future liquidity need.

F-23

(b)	Principles of consolidation

The accompanying consolidated financial statements include the financial statements of the Company, its subsidiaries and the VIE. All significant inter-company transactions and balances between the Company, its subsidiaries and the VIE have been eliminated upon consolidation.

To comply with PRC laws and regulations, the Company provides substantially trading of exhaust cleaner and brand name management service in China via its VIE, which hold critical operating licenses that enable the Company to do business in China. Substantially all of the Company’s revenues, costs and net income (loss) in China are directly or indirectly generated through these VIE. The Company has signed various agreements with its VIE and legal shareholders of the VIE to allow the transfer of economic benefits from the VIE to the Company and to direct the activities of the VIE.

The Company believes that the contractual arrangements among its subsidiaries, the VIE and its shareholders are in compliance with the current PRC laws and legally enforceable. However, uncertainties in the interpretation and enforcement of the PRC laws, regulations and policies could limit the Company’s ability to enforce these contractual arrangements. As a result, the Company may be unable to consolidate the VIE and its subsidiary in the consolidated financial statements. The Company’s ability to control its VIE also depends on the authorization by the shareholders of the VIE to exercise voting rights on all matters requiring shareholders’ approval in the VIE. The Company believes that the agreements on authorization to exercise shareholder’s voting power are legally enforceable. In addition, if the legal structure and contractual arrangements with its VIE were found to be in violation of any future PRC laws and regulations, the Company may be subject to fines or other actions. The Company believes the possibility that it will no longer be able to control and consolidate its VIE as a result of the aforementioned risks and uncertainties is remote.

The following table sets forth its subsidiaries and the VIE, including their country of incorporation or residence and our ownership interest in such subsidiaries. Please see Note 4”VIE Structure and Arrangement”.

Subsidiaries:	Date of incorporation	Interest %	Place of incorporation

CXJ Investment Group Company Ltd	2020/2/19	100%	BVI
CXJ (HK) Technology Group Company Ltd	2020/3/11	100%	Hong Kong
CXJ (SHENZHEN) TECHNOLOGY CO., LTD	2020/5/26	100%	PRC
VIE:
CXJ TECHNOLOGY (HANGZHOU) CO., LTD	2019/3/28	100%	PRC

(c)	Use of estimates

The accompanying consolidated financial statements have been prepared in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting periods. Significant accounting estimates reflected in the Company’s consolidated financial statements include, but not limited to economic lives and impairment of long-lived assets, valuation allowance for deferred tax assets, and uncertain tax position. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the consolidated financial statements.

(d)	Foreign currency

The functional currency of the Company, CXJ Group Co., Ltd, CXJ Investment Group Company Ltd and CXJ (HK) Technology Group Company Ltd is US Dollar. The VIE determined their functional currency to be Chinese Remibi, or RMB based on the criteria of ASC 830, Foreign Currency Matters. The Company uses USD as its reporting currency.

The Company uses the average exchange rate for the year and the exchange rate at the balance sheet date to translate the operating results and financial position, respectively. The Company also uses the historical exchange rate at the initial transaction date to translate the capital and various reserve items. Translation differences are recorded in accumulated other comprehensive income (loss), a component of shareholders’ deficits.

Translation of amounts from CNY into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the three months ended August 31,
	2020	2019
Period-end CNY: US$1 exchange rate	6.85	7.16
Period-average CNY: US$1 exchange rate	7.01	6.94
Period-end HK$: US$1 exchange rate	7.75	7.84
Period-average HK$: US$1 exchange rate	7.75	7.83

(e)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits placed with banks or other financial institutions and have original maturities of less than three months.

F-24

(f)	Accounts Receivable and allowance for doubtful accounts

Accounts receivable are stated at the historical carrying amount net of allowance for doubtful accounts.

The Company maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the debtors as well as the age of the individual receivables balance. Additionally, the Company makes specific bad debt provisions based on any specific knowledge the Company has acquired that might indicate that an account is uncollectible. The facts and circumstances of each account may require the Company to use substantial judgment in assessing its collectability.

(g)	Inventories, net

Inventories, consisting of finished goods, work in process, and raw materials. Inventories are stated at the lower of cost and net realizable value. Cost of inventory is determined using the weighted average cost method. Adjustments are recorded to write down the cost of inventory to the estimated net realizable value due to slow-moving and obsolete inventory, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased.

(h)	Prepayments

Prepayments are mainly consisted of prepaid income tax, rental, prepayments for consulting fee and advances to supplies.

(i)	Intangible assets, net

The Company’s intangible assets with definite useful lives primarily consist of software, non-patent technology and land use right. The Company typically amortizes its software and non-patent technology with definite useful lives on a straight-line basis over the shorter of the contractual terms or the estimated useful lives.

According to the law of PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government for a specified period of time. The Company amortizes its land use rights using the straight-line method over the periods the rights are granted.

The estimated useful lives are as follow:

Non-patent technology	5 years

(j)	Impairment of long-lived assets other than goodwill

The Company evaluates its long-lived assets, including fixed assets and intangible assets with finite lives, for impairment whenever events or changes in circumstances, such as a significant adverse change to market conditions that will impact the future use of the assets, indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, the Company evaluates the recoverability of long-lived assets by comparing the carrying amount of the assets to the future undiscounted cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company recognizes an impairment loss based on the excess of the carrying amount of the assets over their fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the assets, when the market prices are not readily available.

For all periods presented, there was no impairment of any of the Company’s long-lived assets.

(k)	Fair value of financial instruments

The Company’s financial instruments include cash and cash equivalents, amount due from/to related parties, merchant deposits, payables to merchants. The carrying values of these financial instruments approximate their fair values due to their short-term maturities.

The Company applies ASC 820, Fair Value Measurements and Disclosures, (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided on fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Other inputs that are directly or indirectly observable in the marketplace.

Level 3—Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

(l)	Revenue recognition

Effective March 20, 2017, the Company early adopted ASU 2014-09, Revenue from Contracts with Customers (ASC Topic 606). Under Topic 606, revenues are recognized when the promised products have been confirmed of delivery or services have been transferred to the consumers in amounts that reflect the consideration the customer expects to be entitled to in exchange for those services. The Company presents value added taxes (“VAT”) as reductions of revenues. The Company recognizes revenues net of value added taxes (“VAT”) and relevant charges.

F-25

Product Revenue

We generate revenue primarily from the sales of automobile exhaust cleaners and auto parts directly to members. We recognize product revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by or shipped to our customers. Our sales arrangements for automobile exhaust cleaners and auto parts usually require a full prepayment before the delivery of products.

We also generate revenue from the sales of auto parts directly to the members, such as a business or individual engaged in auto parts businesses. We recognize revenue at a point in time when products are delivered and customer acceptance is made. For the sales arrangements of auto parts products, we generally require payment upon issuance of invoices.

Service Revenue

We also generate revenue from brand name authorization fee and brand name management service under separate contracts. Revenue from brand name authorization and management services include service fees for provision of brand name “teenage hero car” to our members, and provision of management service. Revenue from the maintenance service to the members is recognized at a point in time when services are provided. Revenue from the management service to the customer is recognized as the performance obligation is satisfied over time over the contracting period.

(m)	Sales and Marketing expense

Selling and handling costs amounted to $157,185 and $nil for the year ended August 31, 2020 and May 31, 2020, respectively. Selling and marketing costs are expensed as incurred and included in selling expenses.

(n)	General and administrative expenses

General and administrative expenses consist primarily of research and development expenses, salary and welfare for general and administrative personnel, rental expenses, entertainment expenses, general office expenses and professional service fees.

(o)	Operating Leases

Prior to the adoption of ASC 842 on January 1, 2019:

Leases, mainly leases of factory buildings, offices and employee dormitories, where substantially all the rewards and risks of ownership of assets remain with the lessor are accounted for as operating leases. Payments made under operating leases are recognized as an expense on a straight-line basis over the lease term. The Company had no finance leases for any of the periods stated herein.

Upon and hereafter the adoption of ASC 842 on January 1, 2019:

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liability, and operating lease liability, non-current in the Company’s consolidated balance sheets. Please refer to Note 2-Recently adopted accounting pronouncements for the disclosures regarding the Company’s method of adoption of ASC 842 and the impacts of adoption on its consolidated balance sheets, results of operations and cash flows. ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. When determining the lease term, the Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option, if any. As the Company’s leases do not provide an implicit rate, the Company used an incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company has elected to adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less and does not include a purchase option that is reasonably certain to exercise, the Company elected not to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to January 1, 2019 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and(c) initial direct costs.

(p)	Value-added taxes

Revenue is recognized net of value-added taxes (“VAT”). The VAT is based on gross sales price and VAT rates applicable to the Company is 17% for the period from the beginning of 2018 till the end of April 2018, then changed to 16% from May 2018 to the end of March 2019, and changed to 13% from April 2019. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded as VAT payable if output VAT is larger than input VAT and is recorded as VAT recoverables if input VAT is larger than output VAT. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities.

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(q)	Income taxes

The Company followed the liability method of accounting for income taxes in accordance with ASC 740, Income Taxes, or ASC 740. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company recorded a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

The Company accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties related to unrecognized tax benefit recognized in accordance with ASC 740 are classified in the consolidated statements of comprehensive loss as income tax expense.

British Virgin Island

Under the current tax laws of British Virgin Island, the Company and its subsidiaries are not subject to tax on their income or capital gains. In addition, upon of dividends by the Company to its shareholders, no British Virgin Island withholding tax will be imposed.

United States

Under the current tax laws of United States, the Company and its subsidiaries are not subject to tax on their income or capital gains. In addition, upon of dividends by the Company to its shareholders, no United States withholding tax will be imposed.

P.R.C China

The China Corporate Income Tax Law (“CIT Law”) became effective on January 1, 2008. Under the CIT Law, China’s dual tax system for domestic enterprises and foreign investment enterprises (“FIEs”) was effectively replaced by a unified system. The new law establishes a tax rate of 25% for most enterprises. The Company’s VIE through which the majority of our business in China is applicable to this tax rate

The following table reconciles the PRC statutory rates to the Company’s effective tax rate for the three months ended August 31, 2020 and the year ended May 31, 2020, respectively:

	For the three months ended August 31, 2020	For the year ended May 31, 2020
PRC statutory rate	25%	25%
Net operating losses for which no deferred tax assets was recognized	(25.0)	(25.0)
The Company’s expense is out of limit than that of PRC statutory tax policy allowed	16.5	16.5
Effective income tax rate	16.5%	16.5%

Income tax expense for the three months ended August 31, 2020 and 2019, respectively are as follows:

	For three months ended August 31,
	2020	2019
Current	5,140	-
Deferred	-	-
Income tax expense	5,140	-

(r)	Employee benefit expenses

As stipulated by the regulations of the PRC, full-time employees of the Company are entitled to various government statutory employee benefit plans, including medical insurance, maternity insurance, workplace injury insurance, unemployment insurance and pension benefits through a PRC government-mandated multi-employer defined contribution plan. The Company is required to make contributions to the plan and accrues for these benefits based on certain percentages of the qualified employees’ salaries.

(s)	Comprehensive income (loss)

Comprehensive income (loss) is defined as the changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For each of the periods presented, the Company’s comprehensive income (loss) includes net loss and foreign currency translation adjustment and is presented in the consolidated statements of operations and comprehensive income (loss).

(t)	Loss per share

Basic loss per share is computed by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period using the two-class method. Under the two-class method, net loss is allocated between ordinary shares and other participating securities based on their participating rights. Diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary equivalent shares consist of shares issuable upon the exercise of share options using the treasury stock method. Ordinary equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such shares would be anti-dilutive.

(u)	Segment reporting

The Company follows ASC 280, Segment Reporting. The Company’s Chief Executive Officer as the chief operating decision-maker reviews the consolidated financial results when making decisions about allocating resources and assessing the performance of the Company as a whole and hence, the Company has only one reportable segment. The Company operates and manages its business as a single segment. As the Company’s long-lived assets are substantially all located in the PRC and substantially all the Company revenues are derived from within the PRC, no geographical segments are presented.

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(v)	Recent accounting pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), as amended, which generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements. The Company adopted the new standard effective January 1, 2019 and elected the package of practical expedients permitted under the transition guidance, which allows to carryforward our historical lease classification, and initial direct costs for any leases that exist prior to adoption of the new standard. The Company will also keep leases with an initial term of 12 months or less off the balance sheet and recognize the associated lease payments in the consolidated statements of income on a straight-line basis over the lease term. The Company estimates approximately US$374,341 would be recognized as total right-of-use assets and total lease liabilities on its consolidated balance sheet as of June 1, 2019. Other than additional disclosure, the Company does not expect the new standard to have a material impact on its consolidated financial statements.

Note 3. Acquisition

On March 28, 2019, Mr. Cai, Lixin (Mr. Cai), the Company’s Chairman of the Board and Chief Executive Officer and Chief Financial Officer, incorporated CXJ Technology (Hangzhou) Co., Ltd (“CXJHZ”) in Hangzhou, China. Mr. Cai in turn incorporated CXJ Investment Group Company Ltd (“CXJ”), CXJ (HK) Technology Group Company Ltd (“CXJHK”), and CXJ (Shenzhen) Technology Co., Ltd (“CXJSZ”) and reorganized these entities with CXJ being a holding entity with the solely shareholder. As a result of the reorganization, CXJ owns 100% interest in CXJHK and CXJHK owns 100% interest in CXJSZ. CXJSZ controls 100% interest in CXJHZ through VIE contractual arrangements as disclosed in Note 4. Such reorganization was completed on May 28, 2020.

On June 18, 2019, the Company underwent a change of control as a result of the transfer of 10,000,000 shares of Series A Preferred stock (which voted on a 10 for one basis at the time of the change of control) from Custodian Ventures, LLC and 17,700,000 shares of common stock to Xinrui Wang.

On May 28, 2020, we consummated the transactions contemplated by the Share Exchange Agreement among the Company, CXJ Investment Group Company Limited (“CXJ”), a British Virgin Islands Corporation and the shareholder of CXJ, pursuant to which we acquired all the ordinary shares of CXJ in exchange for the issuance to the shareholder of CXJ of an aggregate of 1,364,800 shares of the Company. The shareholder is the selling security holder in this prospectus and are all affiliates. As a result of the transactions contemplated by the Share Exchange, CXJ became a wholly-owned subsidiary of the Company.

The Company accounted for above transaction as a reverse acquisition under ASC Subtopic 805-40, based on the fact that the CXJ is an accounting acquirer and the Company is the accounting acquiree. Meanwhile, the CXJ retrospectively consolidates the Company and as if it had been owned by CXJ since May 28, 2020, the date the Company was acquired by Mr. Lixin Cai, in accordance with ASC Subtopic 805-50.

Note 4. VIE Structure and Arrangements

The Company consolidates VIE in which it holds a variable interest and is the primary beneficiary through contractual agreements. The Company is the primary beneficiary because it has the power to direct activities that most significantly affect their economic performance and have the obligation to absorb the majority of their losses or benefits. The results of operations and financial position of the VIE are included in the Company’s consolidated financial statements.

In order to operate its business in PRC and to comply with PRC laws and regulations that prohibit or restrict foreign ownership of companies that provides value-added services, the Company entered into a series of contractual agreements with the VIE: CXJ Technology (Shenzhen) Co., Ltd. (“CXJSZ”). These contractual agreements may not be terminated by the VIE, except with the consent of, or a material breach by us. Currently, the Company is still evaluating the overall operating strategy for business and does not have plan to provide any funding to the VIE. Please refer to Note 7 for associated regulatory risks.

The key terms of the VIE Agreements are summarized as follows:

(a)	Exclusive Consulting and Services Agreement

The WFOE has the exclusive right to provide technical service, marketing and management consulting service, financial support service and human resource support services to the VIE, and the VIE is required to take all commercially reasonable efforts to permit and facilitate the provision of the services by WFOE. As compensation for providing the services, WFOE is entitled to receive service fees from the VIE equivalent to the WFOE’s cost plus certain percentage of such costs as calculated on accounting policies generally accepted in the PRC. The WFOE and the VIE agree to periodically review the service fee and make adjustments as deemed appropriate. The term of the Technical Services Agreement is perpetual, and may only be terminated upon written consent of both parties.

(b)	Equity Pledge Agreement

The VIE’s shareholders pledged all of their equity interests in VIE (the “Collateral”) to WFOE, our wholly owned subsidiary in PRC, as security for the performance of the obligations to make all the required technical service fee payments pursuant to the Technical Services Agreement and for performance of the VIEs’ Shareholders’ obligation under the Call Option Agreement. The terms of the Equity Pledge Agreement expire upon satisfaction of all obligations under the Technical Services Agreement and Call Option Agreement.

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(c)	Exclusive Option Agreement

The VIEs’ Shareholders granted an exclusive option to WFOE, or its designee, to purchase, at any time and from time to time, to the extent permitted under PRC law, all or any portion of the VIE’s shareholders’ equity in the VIE. The exercise price of the option shall be determined by WFOE at its sole discretion, subject to any restrictions imposed by PRC law. The term of the agreement is until all of the equity interest in the VIE held by the VIEs’. Shareholders are transferred to WFOE, or its designee and may not be terminated by any part to the agreement without consent of the other parties.

(d)	Power of Attorney

The VIE’s shareholders granted WFOE the irrevocable right, for the maximum period permitted by law, all of its voting rights as shareholders of the VIE. The VIE’s shareholders may not transfer any of its equity interest in the VIE to any party other than WFOE. The Power of Attorney agreements may not be terminated except until all of the equity in VIEs has been transferred to WFOE or its designee.

Note 5. Shareholders’ equity

The Company has 490,000,000 shares of common stock authorized with a par value of $0.001 per share as of August 31,2020 and May 31, 2020.

Effective July 9, 2019 we changed our name from Global Entertainment Corp to CXJ Group Co., Limited. On July 12, 2019, the Company effectuated a 1 for 200 reverse stock split, while the authorized shares of common stock and preferred shares totally had been increased to 500,000,000. As a result of the foregoing we changed our trading symbol from GNTP and began trading as ECXJ on August 5, 2019.

On October 4, 2019, Xinrui Wang (the “Seller”), entered into a Stock Purchase Agreement to pursuant to which the Seller agreed to sell to Wenbin Mao and Baiwan Niu (the “Purchasers”), totaling 1,500,000 preferred stock of the Company (“Shares”) owned by the Seller, for an amount of $1,500. On October 8, 2019, Xinrui Wang, Wenbin Mao and Baiwan Niu effectuated a 1 for 10 conversion to convert all their preferred stock totaling 10,000,000 to 100,000,000 common shares. As a result of the conversion, there was no preferred stock outstanding of the Company as of October 8, 2019.

On May 28, 2020, we consummated the transactions contemplated by the Share Exchange Agreement among the Company, CXJ Investment Group Company Limited, a British Virgin Islands Corporation (“CXJ”) and the shareholder of CXJ, pursuant to which we acquired all the ordinary shares of CXJ in exchange for the issuance to the shareholder of CXJ of an aggregate of 1,364,800 shares of the Company. The shareholder is the selling security holder in this prospectus and are all affiliates. As a result of the transactions contemplated by the Share Exchange, CXJ became a wholly-owned subsidiary of the Company.

Note 6. Account receivables, Net

As of August 31, 2020, and May 31,2020, our account receivables are $672,015 and $436,620, respectively. Account receivables allowance is $0 as of August 31, 2020 and May 31, 2020.

Note 7. Prepayment, deposits and other receivables

Prepaid expenses and other receivables consisted of the following at August 31, 2020 and May 31, 2020:

	As of
	August 31, 2020	May 31, 2020
	(unaudited)	(audited)
Prepayment	89,559	110,382
Deposit	13,678	39,598
Other receivables	1,070,960	2,368,718
Total	$1,174,197	$2,518,698

Other receivables

Description	Amount (USD)	Remark
Staffs advance	10,744	-
VAT receivable	718	-
Expenses paid on behalf of the other companies	459,542	The amount due is unsecured, non-interest bearing and repayable on demand
Loan to other companies	599,956	The amount due is unsecured, non-interest and repayable within one and a half year
Total	1,070,960

As of August 31, 2020, the balance $13,678 represented the rental deposit, the balance $89,559 represented an outstanding prepaid expense and prepayment which included rental and building management fee, consulting fee, goods and parts purchases, car expenses and office expenses, the balance $1,070,960 represented other receivables, which included $10,744 the employee receivables, $718 VAT receivable, $459,542 expenses paid on behalf of the other companies and $599,956 loan to other companies, will repayable within one and a half year.

F-29

Note 8. Intangible Assets

Intangible assets and related accumulated amortization were as follows:

	As of
	August 31, 2020	May 31, 2020
	(unaudited)	(audited)
Software	51,148	29,646
Less: Accumulated amortization	-	-
Total	$51,148	$29,646

During the period ended August 31, 2020, the Company still increased the development of the enterprise resource planning system (ERP) for the partners or clients, the system can be used on both PC/APP, the Company reassessed the whole program can be completed in year 2021. The function can be classified into vehicles management, membership management, inventory management and financial management. The app for clients or partners is also available on WeChat mini program to manage consumers’ request and reservation. No amortization provision for the period ended August 31, 2020.

Note 9. Account Payables

Accounts payable consists of the following:

	As of
	August 31, 2020	May 31, 2020
	(unaudited)	(audited)
Account payables	$206,017	$156,955
Total	$206,017	$156,955

The account payables balance of $206,017 includes payables to vendors for automobile exhaust cleaner and auto parts. It was expected to be paid in the fourth quarter in 2020.

Note 10. Advanced received, accrued expenses and other payables

	As of
	August 31, 2020	May 31, 2020
	(unaudited)	(audited)
Accrued expenses	110,870	66,934
Advanced received	1,891,975	2,185,552
Other payables	573,038	1,483,194
Total	$2,575,843	$3,735,680

Advanced received

	USD	Remark
Goods purchases from customer	134,124
Brand name management fees from customers	880,480
Inbound marketing	877,371	Will recognize the revenue in the coming year
Total	1,891,975

Other payables and accrued include accrued rental expenses, tax and surcharges payable, employee payables and payable to other companies. USD1,891,975 Advanced received from customers are including USD880,480 brand name management fee, USD134,124 goods purchases paid by customers and USD877,371 inbound marketing paid by customers that can recognized as revenue in the coming one year.

Note 11: Related party transaction

(a) Related party list

Names of related parties	Relationship with the Company
New Charles Technology Group Limited	Company controlled by the director
Lixin Cai	Director
Cuiyao Luo	Director

The Company had the following related party balances and transactions as of and for the three months ended August 31, 2020 and the year ended May 31, 2020. All related parties are controlled by either the founder or the directors of the Company and are providing professional services for the Company to facilitate its operation of the Company. These advanced balances are short-term in nature, bearing no interest, and due on demand.

Amounts due from related parties	As of
	August 31, 2020	May 31, 2020
	(unaudited)	(audited)
Lixin Cai	-	115,868
New Charles Technology Group Limited	50,000	51,458
Total	$50,000	$167,326

As of May 31, 2020, the amount $115,868 loan to the director “Lixin Cai”, The amount due is unsecured, interest free and has no fixed repayment term. As the reporting date, the amount due from the director is Nil. $51,458 to New Charles Technology Group Limited mainly represents $50,000 of unpaid authorized share capital, and New Charles Technology Group Limited will settle the outstanding balance in the coming year.

As of August 31, 2020, the amount due from New Charles Technology Group Limited mainly represents $50,000 of unpaid authorized share capital, and New Charles Technology Group Limited will settle the outstanding balance in the coming year.

Amounts due to related parties	As of
	August 31, 2020	May 31, 2020
	(unaudited)	(audited)
Cuiyao Luo	30,525	26,302
Total	$30,525	$26,302

As of August 31, 2020 and May 31, 2020, Cuoyao Luo advanced $30,525 and $26,302 to the company as working capital and to pay administrative expenses, which is unsecured, interest-free with no fixed payment term, for working capital purpose.

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Note 12. Lease Right-Of-Use Asset and Lease Liabilities

The Company officially adopted ASC 842 for the period on and after June 1, 2019 as permitted by ASU 2016-02. ASC 842 originally required all entities to use a “modified retrospective” transition approach that is intended to maximize comparability and be less complex than a full retrospective approach. On July 30, 2018, the FASB issued ASU 2018-11 to provide entities with relief from the costs of implementing certain aspects of the new leasing standard, ASU 2016-02 of which permits entities may elect not to recast the comparative periods presented when transitioning to ASC 842. As permitted by ASU 2018-11, the Company elect not to recast comparative periods, thusly.

As of June 1, 2019, the Company recognized approximately US$247,369, lease liability as well as right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. Lease liabilities are measured at present value of the sum of remaining rental payments as of June 1, 2019, with discounted rate of 3.25% adopted from The People’s Bank Of China’s base lending rate as a reference for discount rate, as this bank is the largest bank and national bank of China.

A single lease cost is recognized over the lease term on a generally straight-line basis. All cash payments of operating lease cost are classified within operating activities in the statement of cash flows.

The initial recognition of operating lease right and lease liability as follow:

Gross lease payable	259,257
Less: imputed interest	(11,888)
Initial recognition as of June 1, 2019	$247,369

As of August 31, 2020, operating lease right of use asset as follow:
Initial recognition as of June 1, 2019	247,369
Accumulated amortization	(69,075)
Balance as of August 31, 2020	$178,294

As of August 31, 2020, operating lease liability as follow:
Initial recognition as of June 1, 2019	247,369
Less: gross repayment	(79,300)
Add: imputed interest	6,373
Add: foreign exchange translation	7,249
Balance as of August 31, 2020	$181,691
Less: lease liability current portion	(86,776)
Lease liability non-current portion	$94,915

For the three months ended August 31, 2020 and 2019, the amortization of the operating lease right of use asset are $21,481 and $0, respectively.

Maturities of operating lease obligation as follow:

Year ending	Operating Lease
May 31, 2021 (9 months)	$64,817
May 31, 2022	92,836
May 31, 2023	24,038
Total	$181,691

Other information:

For the Three months ended August 31, 2020

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating lease	21,257
Right-of-use assets obtained in exchange for operating lease liabilities	178,294
Remaining lease term for operating lease (years)	2
Weighted average discount rate for operating lease	3.25%

Lease expenses were $23,011 and $0 for the three months ended August 31, 2020 and 2019, respectively.

Note 13: Subsequent event

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to the August 31, 2020 to the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements.

Note 14: Significant event

The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the COVID-19 outbreak and the global responses to curb its spread, we are not able to estimate the effects of the COVID-19 outbreak on our results of operations, financial condition, or liquidity for the period ended August 31, 2020.

F-31

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimates except for the SEC filing fee.

SEC filing fee	$5,491
Legal fees and expenses	$50,000
Accounting fees and expenses	$50,000
Total	$105,491

Item 14. Indemnification of Directors and Officers

(a)	The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a Director or officer of the Company or is or was serving at the request of the Company as a director, officer or fiduciary of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person. The right to indemnification conferred in this Bylaw shall be a contract right. Except as provided in paragraph (c) of this Bylaw with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify a person in connection with a proceeding initiated by such person or a claim made by such person against the Company only if such proceeding or claim was authorized in the specific case by the Board of Directors of the Company.
(b)	Subject to applicable law, the Company shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that if and to the extent required by law the payment of expenses incurred by any person covered hereunder in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by or on behalf of the affected person to repay all amounts advanced if it should ultimately be determined that such person is not entitled to be indemnified under this Bylaw or otherwise.
(c)	If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Bylaw is not paid in full within thirty days, or such other period as might be provided pursuant to contract, after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim or may seek whatever other remedy might be provided pursuant to contract. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. If successful in whole or in part, claimant shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. Neither the failure of the Company (including its Directors, independent legal counsel or shareowners) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Nevada, nor an actual determination by the Company (including its Directors, independent legal counsel or shareowners) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(d)	Any determination regarding whether indemnification of any person is proper in the circumstances because such person has met the applicable standard of conduct set forth in the General Corporation Law of Nevada shall be made in accordance with the applicable provisions of Nevada law.

47

(e)	The Company may, but shall not be required to, indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was an employee or agent of the Company or is or was serving at the request of the Company as an employee or agent of another corporation or of a partnership, joint venture, trust, non-profit entity, or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person.
(f)	The rights conferred on any person by this Bylaw shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of shareowners or disinterested Directors or otherwise.
(g)	Any repeal or modification of the foregoing provisions of this Bylaw shall not adversely affect any right or protection hereunder of any person with respect to any act or omission occurring prior to or at the time of such repeal or modification for which indemnification or advancement of expenses is sought.
(h)	The Company’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

We currently maintain and intend to maintain for the foreseeable future director and officer liability insurance on behalf of our directors and officers.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we sold the following securities which were not registered under the Securities Act, all of which were offered and sold in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act.

On May 28, 2020, we consummated the transactions contemplated by the Share Exchange Agreement among the Company, CXJ Investment Group Company Limited, a British Virgin Islands Corporation (“CXJ”) and the shareholder of CXJ, pursuant to which we acquired all the ordinary shares of CXJ in exchange for the issuance to the shareholder of CXJ of an aggregate of 1,364,800 shares of the Company. The shareholders are the selling security holders in this prospectus and are all affiliates. As a result of the transactions contemplated by the Share Exchange, CXJ became a wholly-owned subsidiary of the Company. This was a non-public offering under Section 4(a)(2) of the Securities Act.

On October 4, 2019, Xinrui Wang (the “Seller”), entered into a Stock Purchase Agreement to pursuant to which the Seller agreed to sell to Wenbin Mao and Baiwan Niu (the “Purchasers”), totaling 1,500,000 preferred stock of the Company (“Shares”) owned by the Seller, for an amount of $1,500. On October 8, 2019, Xinrui Wang, Wenbin Mao and Baiwan Niu effectuated a 1 for 10 conversion to convert all their preferred stock totaling 10,000,000 to 100,000,000 common shares. As a result of the conversion, there was no preferred stock outstanding of the Company as of October 8, 2019.

On June 18, 2019, control of the Company was transferred by Custodian Ventures, LLC to Xinrui Wang, our director, by selling him 10,000,000 shares of Series A Preferred stock and 17,700,000 shares of common stock for a purchase price of $175,000.

On March 04, 2019, the eight judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for the Company, proper notice having been given to the officers and directors of Global Entertainment Corporation. There was no opposition.

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Item 16. Exhibits

Exhibit Number	Description of Document

2.1	Share Exchange Agreement, dated as of May 28, 2020, by and among the Company, CXJ Investment Group Company Ltd. and the Shareholder of CXJ Investment Group Company Ltd. (incorporated by reference to the Form S-1/A filed on October 30, 2020)
3.1	Amended and Restated Articles of Incorporation of the Company, dated April 14, 2000 (incorporated by reference to Exhibit 3(1) to Form S-4 with the Securities and Exchange Commission on September 26, 2003).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3(2) to Form S-4 with the Securities and Exchange Commission on September 26, 2003).
3.3	Certificate of Amendment by Custodian, dated March 13, 2019, as filed by the Company with the Secretary of State of Nevada (incorporated by reference to the Form S-1/A filed on October 30, 2020)
3.4	Certificate of Designation for Preferred Series A Stock, dated June 13, 2019, as filed by the Company with the Secretary of State of Nevada (incorporated by reference to the Form S-1/A filed on October 30, 2020)
3.5	Certificate of Amendment to Articles of Incorporation (name change), dated July 9, 2019, as filed by the Company with the Secretary of State of Nevada (incorporated by reference to the Form S-1/A filed on October 30, 2020)
3.6	Certificate of Change, dated July 24, 2020, as filed by the Company with the Secretary of State of Nevada (incorporated by reference to the Form S-1/A filed on October 30, 2020)
5.1	Opinion of McMurdo Law Group, LLC (incorporated by reference to the Form S-1, filed with the Securities and Exchange Commission on September 4, 2020).
10.1	Share Purchase Agreement dated June 18, 2019, by and between Custodian Ventures, LLC, as custodian of David Lazar, as the seller, and Xinrui Wang, as buyer. (incorporated by reference to the Form S-1/A filed on October 30, 2020)
10.2	Business Operation Agreement dated May 28, 2020 by and between CXJ (Shenzhen) Technology Co., Limited and CXJ Technology (Hangzhou) Co., Limited. (incorporated by reference to the Form S-1/A filed on October 30, 2020)
10.3	Agency Agreement dated May 28, 2020 by and between CXJ (Shenzhen) Technology Co., Limited and Lixin Cai (incorporated by reference to the Form S-1/A filed on October 30, 2020)
10.4	Equity Pledge Agreement dated May 28, 2020 by and between CXJ Technology (Hangzhou) Co., Limited and CXJ (Shenzhen) Technology Co., Limited (incorporated by reference to the Form S-1/A filed on October 30, 2020)
10.5	Loan Agreement dated May 28, 2020 by and between CXJ (Shenzhen) Technology Co., Limited and Lixin Cai (incorporated by reference to the Form S-1/A filed on October 30, 2020)
10.6	Option Agreement dated May 28, 2020 by and between CXJ (Shenzhen) Technology Co., Limited and CXJ Technology (Hangzhou) Co., Limited (incorporated by reference to the Form S-1/A filed on October 30, 2020)
10.7	Consulting Agreement dated May 28, 2020 by and between CXJ (Shenzhen) Technology Co., Limited and CXJ Technology (Hangzhou) Co., Limited (incorporated by reference to the Form S-1/A filed on October 30, 2020)
22.1	List of Subsidiaries of the Company (incorporated by reference to the Form S-1/A filed on October 30, 2020)
23.1	Consent of TOTAL ASIA ASSOCIATES PLT

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Item 17. Undertakings

The Company hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shenzhen Guangdong China, on December 28, 2020.

CXJ Group Co., Ltd.

December 28, 2020	By:	/s/ Lixin Cai
Lixin Cai
Chairman and Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

December 28, 2020	By:	/s/ Lixin Cai
Lixin Cai
Chairman and Chief Executive Officer and Director
(Principal Executive Officer)

December 28, 2020	By:	/s/ Cuiyao Luo
Cuiyao Luo
Director

December 28, 2020	By:	/s/ Xinrui Wang
Xinrui Wang
Director

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